===================================

                                U.S. $50,000,000

                         RECEIVABLES PURCHASE AGREEMENT

                            Dated as of July 27, 1998

                                      Among

                         OUTSOURCE FUNDING CORPORATION,

                                  as the Seller
                                  -------------

                                       and

                        EAGLEFUNDING CAPITAL CORPORATION,

                                as the Purchaser
                                ----------------

                                       and

                           BANCBOSTON SECURITIES INC.,

                                as the Deal Agent
                                -----------------

                                       and

                         OUTSOURCE INTERNATIONAL, INC.,

                                 as the Servicer
                                 ---------------

                      ===================================

                                TABLE OF CONTENTS
                                -----------------
ARTICLE I DEFINITIONS
         SECTION 1.01.  Certain Defined Terms.....................................................................2
         SECTION 1.02.  Other Terms..............................................................................22
         SECTION 1.03.  Computation of Time Periods..............................................................22

ARTICLE II THE PURCHASE FACILITY
         SECTION 2.01.  Purchases of Purchased Interests; Stop Events............................................22
         SECTION 2.02.  The Initial Purchase, Subsequent Purchases and Capital Increases.........................23
         SECTION 2.03.  Termination or Reduction of the Purchase Limit...........................................24
         SECTION 2.04.  Selection of Purchase Periods............................................................24
         SECTION 2.05.  Non-Liquidation Settlement Procedures....................................................25
         SECTION 2.06.  Liquidation Settlement Procedures........................................................26
         SECTION 2.07.  Special Settlement Procedures............................................................27
         SECTION 2.08.  Payments and Computations, Etc...........................................................28
         SECTION 2.09.  Fees.....................................................................................29
         SECTION 2.10.  Increased Costs; Capital Adequacy; Illegality............................................29
         SECTION 2.11.  Taxes....................................................................................31
         SECTION 2.12.  Assignment of the Originator Sale Agreement..............................................32

ARTICLE III CONDITIONS OF PURCHASES
         SECTION 3.01.  Conditions Precedent to Initial Purchase.................................................32
         SECTION 3.02.  Conditions Precedent to All Purchases and Remittances of Collections.....................32

ARTICLE IV REPRESENTATIONS AND WARRANTIES
         SECTION 4.01.  Representations and Warranties of the Seller.............................................34

ARTICLE V GENERAL COVENANTS OF THE SELLER
         SECTION 5.01.  General Covenants........................................................................38


                                       i

ARTICLE VI ADMINISTRATION, COLLECTION AND MONITORING OF ASSETS
         SECTION 6.01.  Appointment and Designation of the Servicer..............................................45
         SECTION 6.02.  Collection of Receivables by the Servicer; Extensions and Amendments of Receivables......46
         SECTION 6.03.  Distribution and Application of Collections..............................................46
         SECTION 6.04.  Other Rights of the Deal Agent...........................................................46
         SECTION 6.05.  Records; Audits..........................................................................47
         SECTION 6.06.  Receivable Reporting.....................................................................47
         SECTION 6.07.  Collections and Lock-Boxes...............................................................48
         SECTION 6.08.  UCC Matters; Protection and Perfection of Purchased Property.............................48
         SECTION 6.09.  Obligations of the Seller With Respect to Receivables....................................49
         SECTION 6.10.  Applications of Collections..............................................................50
         SECTION 6.11.  Annual Servicing Report of Independent Public Accountants................................50

ARTICLE VII EVENTS OF TERMINATION
         SECTION 7.01.  Events of Termination....................................................................50

ARTICLE VIII INDEMNIFICATION
         SECTION 8.01.  Indemnities by the Seller................................................................53
         SECTION 8.02.  Optional Repurchases of Purchased Interest...............................................55

ARTICLE IX THE DEAL AGENT
         SECTION 9.01.  Authorization and Action.................................................................57
         SECTION 9.02.  Deal Agent's Reliance, Etc...............................................................57
         SECTION 9.03.  Deal Agent and Affiliates................................................................58
         SECTION 9.04.  [Reserved]...............................................................................58
         SECTION 9.05.  Resignation of the Deal Agent............................................................58
         SECTION 9.06.  Payments.................................................................................58

ARTICLE X MISCELLANEOUS
         SECTION 10.01.  Amendments and Waivers..................................................................59
         SECTION 10.02.  Notices, Etc............................................................................59
         SECTION 10.03  Setoff and Counterclaim..................................................................59
         SECTION 10.04.  No Waiver; Remedies.....................................................................60
         SECTION 10.05.  Binding Effect; Assignability...........................................................60
         SECTION 10.06.  Term of this Agreement..................................................................60
         SECTION 10.07.  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE....................60
         SECTION 10.08.  WAIVER OF JURY TRIAL....................................................................61
         SECTION 10.09.  Costs, Expenses and Taxes...............................................................61
         SECTION 10.10.  No Proceedings..........................................................................62
         SECTION 10.11.  Recourse Against Certain Parties........................................................62
         SECTION 10.12.  Execution in Counterparts; Severability; Integration....................................62
         SECTION 10.13.  Confidentiality.........................................................................63

SCHEDULES
---------

Schedule I        --       Condition Precedent Documents
Schedule II       --       Description of Credit and Collection Policy
Schedule III      --       Lock-Box Banks and Lock-Box Accounts
Schedule IV       --       Tradenames, Fictitious Names and "Doing Business As"
                           Names
Schedule V        --       List of Franchisees as of Closing Date

EXHIBITS
--------

Exhibit A         --       Form of Contracts
Exhibit B         --       Form of Lock-Box Agreements
Exhibit C         --       Form of Asset Report
Exhibit D         --       Form of Opinion of Counsel for the Seller
Exhibit E         --       Seller's Certificate of Incorporation
Exhibit F         --       Form of Franchise Agreement

                  THIS RECEIVABLES PURCHASE AGREEMENT (the "Agreement") is made as of July 27, 1998, among:

         (1)      OUTSOURCE FUNDING CORPORATION, a Delaware corporation
                  (the "Seller");

         (2) EAGLEFUNDING CAPITAL CORPORATION, a Delaware corporation ("EagleFunding");

         (3)      BANCBOSTON SECURITIES INC. ("BSI"), as agent (the "Deal
                  Agent"); and

         (4) OUTSOURCE INTERNATIONAL, INC., a Florida corporation ("OutSource International"), in its capacity as the initial Servicer hereunder (in such capacity, the "Servicer").

                  IT IS AGREED as follows:


                                    ARTICLE I
                                    ---------
                                   DEFINITIONS
                                   -----------

                  SECTION 1.01. Certain Defined Terms. (a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.

                  (b) As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Adjusted Base Rate" means, at any time, the rate of interest equal to the sum of (a) the Applicable Base Rate Margin and (b) the Base Rate in effect at such time and from time to time.

                  "Adjusted Eurodollar Rate" means, with respect to any Purchase Period for all Capital allocated to such Purchase Period, an interest rate per annum equal to the sum of

                  (a) a per annum rate equal to the Applicable Eurodollar Margin; plus

                  (b) the quotient, stated as a percentage, of (i) the per annum rate determined by the Deal Agent at which Dollar deposits for such Purchase Period are offered by BankBoston, N.A. based on information presented on Telerate Page 3750 as of 11:00 a.m. London time on the second Business Day prior to the first day of such Purchase Period, divided by (ii) a number equal to 1.00 minus the Eurodollar Reserve Percentage, if applicable.

                  "Administrative Fee" means the fee payable by the Seller to the Deal Agent annually in advance on the Closing Date and on each anniversary of the Closing Date, and identified as the "Administrative Fee" in the Fee Letter. If a Termination Date occurs prior to July 27, 2003 for any reason other than (i) the date of the declaration or automatic occurrence of the Termination Date pursuant to Section 7.01, or (ii) as the result of the occurrence of a Reinvestment Termination Date resulting from the failure of the condition precedent of Section 3.02 to be satisfied, the Deal Agent shall be required to refund to the Seller the unearned portion of the Administrative Fee (calculated based on a year of 365 or 366 days, as the case may be, and the actual number of days elapsed from the Closing Date (or such anniversary) to such Termination Date.

                  "Administrative Services and Lease Agreement" means that certain Administrative Services and Lease Agreement dated as of July 27, 1998 by and between OutSource International and the Seller.

                  "Adverse Claim" means a lien, security interest, charge, encumbrance or other right or claim of any Person having the practical effect of a lien, security interest, charge or encumbrance.

                  "Affected Party" has the meaning assigned to that term in
Section 2.10(a).

                  "Affiliate" when used with respect to a Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

                  "Aggregate Reserves" means, on any day, the greater of (a) the sum of the Dilution Reserve, the Loss Reserve and the Yield Reserve, in each case as in effect on such day, and (b) the product of (i) a fraction, the numerator of which is 0.15 and the denominator of which is the remainder of 1.0 minus 0.15, multiplied by (ii) the aggregate amount of Capital outstanding on such day.

                  "Alternative Rate" means, with respect to any Purchase Period for all Capital allocated to such Purchase Period, an interest rate per annum equal to the Adjusted Eurodollar Rate or the Adjusted Base Rate as the Seller shall select by notice to the Deal Agent in accordance with the terms of this Agreement; provided, however, that the "Alternative Rate" for such Capital allocated to such Purchase Period shall be the Adjusted Base Rate if (a) on or before the first day of such Purchase Period, the Purchaser shall have notified the Deal Agent that a Eurodollar Disruption Event has occurred, (b) such Purchase Period is a period of 29 days or less, or (c) such Capital is less than $1,000,000.

                  "Applicable Base Rate Margin" means the "Applicable Margin" as such term is defined in the Revolving Credit Agreement applicable to "Base Rate Loans" thereunder (as such agreement is in effect on the date hereof without giving effect to any amendments or modifications thereof); provided, however, that, at all times after the occurrence of a Event of Termination (other than with respect to an event of the type described in Sections 7.01(l) and 7.01(r) hereof), the "Applicable Base Rate Margin" means such "Applicable Margin" plus 2.0% per annum.

                  "Applicable Eurodollar Rate Margin" means the "Applicable Margin" as such term is defined in the Revolving Credit Agreement applicable to "Eurodollar Rate Loans" thereunder (as such agreement is in effect on the date hereof without giving effect to any amendments or modifications thereof); provided, however, that, at all times after the occurrence of a Event of Termination (other than with respect to an event of the type described in Sections 7.01(l) and 7.01(r) hereof), the "Applicable Eurodollar Rate Margin" means such "Applicable Margin" plus 2.0% per annum.

                  "Asset Report" means a report, in substantially the form of Exhibit C, furnished by the Servicer to the Deal Agent for the Purchaser pursuant to Section 6.06(b).

                  "Asset Report Date" means, with respect to any Collection Period, the tenth day of such Collection Period, or if such date is not a Business Day, the next Business Day to occur thereafter.

                  "Assignment and Acceptance" means an assignment and acceptance pursuant to which the assignee agrees to purchase an interest in the Purchased Interest and this Agreement from the Purchaser, in form and substance satisfactory to the Deal Agent and the Seller, entered into by the Purchaser and such assignee pursuant to Section 10.05.

                  "Average Maturity" means, on any day, that period (expressed in days) computed as of the last day of the Collection Period relating to the Asset Report most recently delivered hereunder, as the average days outstanding of the Receivables in accordance with the following formula: the quotient of (a) the Outstanding Balance of Receivables on the first day of such Collection Period plus the Outstanding Balance of Receivables on the last day of such Collection Period, divided by two, and then multiplied by 30; divided by (b) the aggregate amount of the original principal balances of all Receivables which became Receivables during such Collection Period.

                  "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. 101, et seq.), as amended from time to time, or any successor statute.

                  "Base Rate" means, on any day, a fluctuating rate of interest per annum equal to the higher of (a) the per annum rate of interest announced from time to time by BankBoston, N.A. at its head office in Boston, Massachusetts as its "base rate", and (b) of one percent per annum above the Federal Funds Rate.

                  "Benefit Plan" means any employee benefit plan as defined in
Section 3(3) of ERISA in respect of which the Seller or any ERISA Affiliate of the Seller is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

                  "Business Day" means a day of the year other than a Saturday or a Sunday on which (a) banks are required to be open in New York City and Boston, Massachusetts and (b) if the term "Business Day" is used in connection with the Adjusted Eurodollar Rate, dealings in dollar deposits are carried on in the London interbank market.

                  "Capital" means the sum of the amounts paid to the Seller for the initial Purchase and in connection with each Capital Increase pursuant to
Section 2.02, reduced from time to time by any amounts paid by the Seller to the Purchaser as a reduction to Capital and any Collections received and distributed on account of such Capital pursuant to Section 2.06; provided, however, that such Capital shall not be reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must be returned for any reason.

                  "Capital Increase" means any increase in the aggregate outstanding Capital hereunder pursuant to Sections 2.01 and 2.02.

                  "Capital Limit" means, at any time, an amount equal to the remainder of (a) the Eligible Receivables Balance at such time, minus (b) the Aggregate Reserves at such time.

                  "Closing Date" means July 27, 1998.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor.

                  "Collection Account" has the meaning specified in Section
6.07.

                  "Collection Account Agreement" means that certain Collection Account Agreement dated as of even date herewith among the Collection Account Bank, the Servicer, the Purchaser and the Deal Agent

                  "Collection Account Bank" means the financial institution maintaining the Collection Account, which initially shall be BankBoston, N.A.

                  "Collection Date" means the date following the Termination Date on which the aggregate outstanding Capital has been reduced to zero, the Purchaser has received all Yield and other amounts due to it in connection with this Agreement and the Deal Agent has received all amounts due to it in connection with this Agreement.

                  "Collection Period" means an accounting period of four or five weeks as used by the Originators consistent with their present accounting methods and as set forth in a written calendar to be provided to the Deal Agent at closing for the remainder of 1998 and to be provided to the Deal Agent on or prior to December 1st of each year for the immediately succeeding calendar year.

                  "Collections" means, (a) with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of the Related Security with respect to such Receivable, and any "Collection" of such Receivable deemed to have been received pursuant to Section 2.07, and (b) any amounts paid to the Seller (or the Deal Agent, the Servicer, the Purchaser or any assignees thereof) pursuant to the terms of the Originator Sale Agreement.

                  "Commercial Paper" means the short-term promissory notes of EagleFunding denominated in dollars, issued by EagleFunding in connection with the transactions contemplated by the Facility Documents, including any portion of such short-term promissory notes that are identified on the books and records of EagleFunding as issued in respect of the transactions contemplated by the Facility Documents.

                  "Concentration Limit" for any Obligor means at any time the percentage of the aggregate Outstanding Balance of Eligible Receivables in effect at such time, as follows: (a) for any single Obligor having an indebtedness rating of at least "A-1" or its equivalent by each of S&P, Moody's and DCR (if rated by DCR), 12.5%; (b) for any single Obligor having an indebtedness rating of at least "A-2" or its equivalent by each of S&P, Moody's and DCR (if rated by DCR) (but not satisfying the criteria set forth in clause
(a) above), 8.0%; (c) for any single Obligor having an indebtedness rating of at least "A-3" or its equivalent by each of S&P, Moody's and DCR (if rated by DCR) (but not satisfying the criteria set forth in either of clauses (a) or (b) above), 4.0%; and (d) any other single Obligor, 2.5%; unless, a "Special Concentration Limit" has been determined for a particular Obligor by the mutual agreement of the Deal Agent and the Seller, in which case, such Special Concentration Limit shall apply; provided, however, the Concentration Limit for any Obligor shall be calculated as if such Obligor and all of such Obligor's Affiliates were one single Obligor. Any amendment or modification of the Concentration Limit and the Special Concentration Limit shall not be effective absent written confirmation by each Rating Agency then rating the Commercial Paper at the request of EagleFunding in accordance with Section 10.01(c) of this Agreement.

                  "Confidential Information" has the meaning assigned to such term in Section 10.13.

                  "Contract" means an invoice issued by an Originator to a Person, or an agreement between an Originator and a Person, in each case in substantially the form of one of the forms set forth in Exhibit A or otherwise reasonably acceptable to the Deal Agent, pursuant to or under which such Obligor shall be obligated to make one or more payments to an Originator.

                  "Coverage Shortfall Event" means, at any time, the aggregate Capital outstanding hereunder exceeds the lesser of (i) the Purchase Limit in effect at such time or (ii) the Capital Limit in effect at such time.

                  "CP Dealer Fee" means, on any day, the fees payable to the Dealer in respect of any Commercial Paper.

                  "CP Disruption Event" means the inability of EagleFunding, at any time, whether as a result of a prohibition, a contractual restriction or any other event or circumstance whatsoever, to raise funds through the issuance of its commercial paper notes (whether or not constituting "Commercial Paper" hereunder) in the United States commercial paper market.

                  "CP Rate" means, with respect to any Purchase Period for all Capital allocated to such Purchase Period, the interest rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which commercial paper notes of EagleFunding having a term equal to such Purchase Period and to be issued to fund or maintain the applicable Purchase by EagleFunding may be sold by any placement agent or commercial paper dealer selected by EagleFunding, as agreed between each such agent or dealer and EagleFunding and notified by EagleFunding or such agent or dealer to the Deal Agent and the Servicer, including an increment to such rate sufficient in amount to enable EagleFunding to collect all amounts of CP Dealer Fees payable in respect of all such commercial paper notes issued for the term of such Purchase Period; provided, however, if the rate (or rates) as agreed between any such agent or dealer and EagleFunding with regard to any Purchase Period for the applicable Purchase is a discount rate (or rates), the "CP Rate" for such Purchase Period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

                  "Credit and Collection Policy" means those credit and collection policies and practices relating to Contracts and Receivables described in Schedule II, as modified in compliance with this Agreement.

                  "CSF" means Capital Staffing Fund, Inc., a Florida corporation.

                  "CSF Advance" means an advance of money by CSF to a Franchisee.

                  "DCR" means Duff & Phelps Credit Rating Co., and any successor thereto.

                  "Deal Agent's Account" means a special account (account number 24207) in the name of the Deal Agent (or for so long as EagleFunding is the Purchaser, in the name of EagleFunding), maintained at Bankers Trust Company for the benefit of the Deal Agent and the Purchaser.

                  "Dealer" means any dealer or placement agent in respect of the Commercial Paper.

                  "Debt" of any Person means (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services beyond ordinary course of business payment terms for trade payables, (d) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by an Adverse Claim upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations and (f) without duplication obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above.

                  "Default Ratio" means, in respect of any Collection Period, the arithmetic average of the ratios (each expressed as a percentage) for each of the three most recently ended Collection Periods, computed as of the last day of each such Collection Period, by dividing

                           (a) the aggregate Outstanding Balance of all
                  Receivables which became Defaulted Receivables as of the last day of the Collection Period then ended plus (without duplication) the amount of all Receivables as to which any payment, or part thereof, remains unpaid for less than 180 days from the original invoice date as of such date and which were written off the books of the Seller during the Collection Period then ended, by

                           (b) the sum of the aggregate dollar amount of all
                  Contracts generated during the sixth Collection Period next preceding the Collection Period then ended.

                  "Defaulted Receivable" means a Receivable (a) as to which any payment, or part thereof, remains unpaid for more than 150 days from the original invoice date for such payment, (b) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in
Section 7.01(f), or (c) which, consistent with the Credit and Collection Policy, has been or should be written off the Seller's books as uncollectible.

                  "Delinquency Ratio" means, in respect of any Collection Period, the arithmetic average of the ratios (each expressed as a percentage) for each of the three most recently ended Collection Periods, computed as of the last day of each such Collection Period, by dividing

                           (a) the aggregate Outstanding Balance of all
                  Receivables that were Delinquent Receivables as of the last day of such Collection Period, plus (without duplication) the amount of all Receivables which, consistent with the Credit and Collection Policy, were or should have been classified as Delinquent Receivables by the Seller during such Collection Period, by

                           (b) the sum of the aggregate dollar amount of all
                  Contracts generated during the fifth Collection Period next preceding the Collection Period then ended.

                  "Delinquent Receivable" means a Receivable which is not a Defaulted Receivable and (a) as to which any payment, or part thereof, remains unpaid for more than 120 days from the original invoice date for such payment, or (b) which, consistent with the Credit and Collection Policy, has been or should be classified as delinquent by the Seller.

                  "Dilution Factors" means, with respect to the Receivables, any credits, rebates, freight charges, discounts, allowances, disputes, chargebacks, returned or repossessed goods, inventory transfers, allowances for early payments and other allowances or adjustments granted in accordance with the Originators' and the Seller's usual practices.

                  "Dilution Ratio" means, with respect of any Collection Period, the arithmetic average of the ratios (expressed as a percentage) for each of the three most recently ended Collection Periods, computed as of the last day of each such Collection Period, by dividing

                  (a) the aggregate reduction as a result of any of the Dilution Factors in the aggregate original principal balance of the Receivables during the Collection Period then ended, by

                  (b) the sum of the aggregate dollar amount of all Contracts generated during the Collection Period next preceding the Collection Period then ended.

                  "Dilution Reserve" means, at any time, the product of (a) the aggregate outstanding Capital at such time multiplied by (b) a fraction, the numerator of which is the Dilution Reserve Percentage in effect at such time and the denominator of which is the remainder of one minus the sum of the Dilution Reserve Percentage, the Loss Reserve Percentage and the Yield Reserve Percentage, each as in effect at such time.

                  "Dilution Reserve Percentage" means the ratio (expressed as a percentage) computed as of the last day of each Collection Period as the lesser of (a) 2.0% and (b) the Dilution Reserve Ratio for such Collection Period.

                  "Dilution Reserve Ratio" means, in respect of any Collection Period, the ratio (expressed as a percentage) which is calculated as follows:

         DRR = [(2.0 * ADR) + [(HDR-ADR) * (HDR/ADR)]] * DHV

                  where:

                  DRR      =        the Dilution Reserve Ratio;

                  ADR      =        the average of the Dilution Ratios during
                                    the period of twelve consecutive Collection
                                    Periods ending prior to such Collection
                                    Period;

                  HDR      =        the highest Dilution Ratio for any
                                    Collection Period during the period of
                                    twelve consecutive Collection Periods ending prior to such Collection Period; and

                  DHV      =        a fraction (i) the numerator of which
                                    equals the sum of the aggregate dollar
                                    amount of all Contracts generated during the Collection Period then ended and (ii) the denominator of which equals the Eligible
                                    Receivables Balance as of the last day of the Collection Period then ended.

                  "Eligible Receivable" means, at any time, a Receivable:

                   (a) the Obligor of which is a United States resident, is not an Affiliate of the Seller, the Servicer or any Originator, and is not a government or a governmental subdivision or agency; provided, however, that an otherwise "Eligible Receivable" owed by a Franchisee of any Originator shall not be excluded under this clause (a) due to such Franchisee being an Affiliate of such Originator;

                   (b) which is not a Defaulted Receivable or a Delinquent Receivable or any other Receivable with respect to which a scheduled payment or any part thereof remains unpaid for (x) more than 60 days after the original invoice date therefor for any Receivable originated by OutSource Franchising and (y) more than 90 days after the original invoice date therefor for any other Receivable, and the Obligor of which is not the Obligor of any Delinquent Receivables in the aggregate amount of 20% or more of the aggregate Outstanding Balance of all Receivables of such Obligor;

                  (c) which arises under a Contract (i) the performance of which has been completed by the applicable Originator and by all other parties other than the Obligor, (ii) that requires such Receivable to be paid in full within (x) 60 days of the original invoice date therefor for any Receivable originated by OutSource Franchising and (y) 90 days of the original invoice date therefor for any other Receivable and (iii) that has been duly authorized and, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable, enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever;

                  (d) (i) which is an "account" (or, in the case of a CSF Advance, is an "account" or a "general intangible") within the meaning of Section 9-106 of the UCC of all applicable jurisdictions, (ii) as to which all performance and other action required to be taken in connection therewith by such Originator (and, if applicable, the Seller) for the Obligor has been so performed or taken, (iii) is denominated and payable only in United States dollars in the United States, (iv) no portion of which is payable on account of sales taxes, and (v) in which the applicable Originator can grant a perfected security interest;

                  (e) which arises in the ordinary course of the Originators' business in connection with providing services or the sale of goods within the United States (or, in the case of a CSF Advance, arises from the advance of money by CSF to a Franchisee);

                  (f) the assignment of which (including, without limitation, the sale of an undivided percentage interest therein and the assignment of any Related Security) does not contravene or conflict with any applicable laws, rules or regulations or any contractual or other restriction, limitation or encumbrance;

                  (g) which does not have an Adverse Claim filed against it and is not otherwise subject to an Adverse Claim and has not been compromised, adjusted or modified (including by extension of time of payment or the granting of any discounts, allowances or credits) except for discounts, allowances or credits made in accordance with the Credit and Collection Policy and in the ordinary course of the Originators' business;

                  (h) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

                  (i) which (i) satisfies, and has been originated in accordance with, all applicable requirements of the Credit and Collection Policy and (ii) complies with such other criteria and requirements as the Deal Agent may, in its reasonable credit judgment, from time to time specify to the Seller following 60 days' notice;

                  (j) as to which the Deal Agent has not notified the Seller and the Servicer that the Deal Agent has determined, in its reasonable business judgement, that the Obligor of such Receivable is an unreasonable risk;

                  (k) the Obligor of which is not a Person to whom any of the Originators or their Affiliates owe any accounts payable or other Debt and is otherwise not a Person in respect of which the Originators maintain any contra accounts on their books and records; provided, however, that a Receivable which is subject only in part to any of the foregoing shall constitute an Eligible Receivable to the extent such Receivable is not subject to an accounts payable, other Debt or contra account and otherwise satisfies the eligibility criteria set forth herein;

                  (l) as to which the Deal Agent has not notified the Seller in writing that the Deal Agent has determined, in its reasonable business judgment, that such Receivable (or class of Receivables) is not acceptable for purchase hereunder; and

                  (m) with respect to which, (i) prior to the Purchase thereof by Purchaser, Seller has a first priority ownership interest therein, free and clear of any Adverse Claim, and (ii) from and after the Purchase thereof, EagleFunding has a properly perfected first priority undivided percentage ownership interest therein, free and clear of any Adverse Claim.

                  (n) which was not acquired by the applicable Originator pursuant to a Permitted Acquisition and which does not arise in a line of business acquired by such Originator as a result of a Permitted Acquisition unless the Purchaser and the Deal Agent shall, after conducting such due diligence as they deem necessary, have determined (in their sole discretion) that such Receivables are acceptable for Purchase hereunder; provided, however, that Receivables which would otherwise be eligible but for this clause (n) shall be eligible for Purchase hereunder so long as the aggregate outstanding amount thereof at any one time does not exceed 2% of the aggregate Outstanding Balance of all Receivables at such time.

                  "Eligible Receivables Balance" means, at any time, the aggregate Outstanding Balance of Eligible Receivables which constitute Purchased Receivables, minus, in the case of each Obligor, the amount (if any) by which the aggregate Outstanding Balance of any Eligible Receivables owing by such Obligor and its Affiliates exceeds the Concentration Limit for such Obligor.

                  "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Seller; (b) a partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Seller or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Seller, any corporation described in clause (a) above or any partnership, trade or business described in clause (b) above.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Disruption Event" means, with respect to all Capital allocated to any Purchase Period, any of the following: (a) a determination by the Purchaser that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to make, fund or maintain any Purchase for such Purchase Period, (b) the failure of BankBoston, N.A. to furnish timely information for purposes of determining the Adjusted Eurodollar Rate, (c) a determination by the Purchaser that the rate at which deposits of United States dollars are being offered in the London interbank market does not accurately reflect the cost to the Purchaser of making, funding or maintaining any Purchase for such Purchase Period or (d) the inability of the Purchaser to obtain United States dollars in the London interbank market to make, fund or maintain any Purchase for such Purchase Period.

                  "Eurodollar Reserve Percentage" means, for any day with respect to a Purchase Period to which Capital has been allocated hereunder, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against Eurocurrency Liabilities, if such liabilities were outstanding. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the maximum rate described above.

                  "Event of Termination" has the meaning assigned to that term in Section 7.01.

                  "Facility Documents" means this Agreement, the Lock- Box Agreements, the Collection Account Agreement, the Originator Sale Agreement, the Intercreditor Agreement, the Fee Letter, the Liquidity Agreement, the Liquidity Security Agreement, and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

                  "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" has the meaning assigned to that term in Section 2.09(a).

                  "Franchise Agreement" means a Franchise Agreement substantially in the form of Exhibit F attached hereto.

                  "Franchisee" means those entities listed on Schedule V attached hereto and any other entity which executes a Franchise Agreement with OutSource International or an Affiliate of OutSource International.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, in each case consistently applied.

                  "Indemnified Amounts" has the meaning assigned to that term in
Section 8.01.

                  "Indemnified Parties" has the meaning assigned to that term in
Section 8.01.

                  "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of July 27, 1998, among BankBoston, N.A. (in its capacity as "Agent" under the Revolving Credit Agreement), the Originators, the Servicer, the Seller, the Purchaser and the Deal Agent, as the same may be amended, restated, supplemented or otherwise modified or replaced from time to time thereof.

                  "Investment" means, with respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Receivables and other Purchased Property (and interests therein) pursuant to the Originator Sale Agreement and excluding commission, travel and similar advances to officers, employees and directors made in the ordinary course of business.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended and any successor.

                  "IRS" shall mean the Internal Revenue Service and any Person succeeding to the functions thereof.

                  "Issuer" means EagleFunding and any other Purchaser whose principal business consists of issuing commercial paper or other rated securities to fund the acquisition and maintenance of interests in, or the making of loans secured by a grant of security interests in, receivables, accounts, instruments, chattel paper, general intangibles and other similar assets.

                  "Liquidation Fee" means, for the Capital allocated to a Purchase Period (computed without regard to any shortened duration of such Purchase Period as a result of the occurrence of the Termination Date) during which such Capital is reduced or the applicable Yield Rate for such Capital is for any reason changed, the amount, if any, by which (a) the additional Yield (calculated without taking into account any Liquidation Fee) which would have accrued on the reduction of such Capital during such Purchase Period (as so computed) if such reductions had remained as Capital or if the applicable Yield Rate had remained unchanged, as the case may be, exceeds (b) the sum of (i) Yield actually received by a Purchaser in respect of such Capital for such Purchase Period and (ii) if applicable, the income, if any, received by such Purchaser from such Purchaser's investing the proceeds of reductions of Capital.

                  "Liquidity Agent" means BankBoston, N.A., in its capacity as "Liquidity Agent" under the Liquidity Agreement, together with any successor or permitted assign in such capacity.

                  "Liquidity Agreement" means that certain Liquidity Agreement dated as of even date herewith by and among EagleFunding, the financial institutions party thereto from time to time as "Liquidity Providers," and the Liquidity Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Liquidity Fee" means the fee payable by the Seller and identified as the "Liquidity Fee" in the Fee Letter.

                  "Liquidity Fee Percentage" means, at any time, the per annum rate used to calculate the "Liquidity Fee" under the Fee Letter, as in effect at such time.

                  "Liquidity Providers" means the financial institutions party to the Liquidity Agreement from time to time as "Liquidity Providers" thereunder.

                  "Liquidity Security Agreement" means that certain Security Agreement dated as of even date herewith by and between EagleFunding and Bankers Trust Company, as "Collateral Agent" thereunder, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Lock-Box" means a post office box to which Collections are remitted for retrieval by a Lock-Box Bank and deposited by such Lock-Box Bank into a Lock-Box Account.

                  "Lock-Box Account" means an account maintained for the purpose of receiving Collections at a bank or other financial institution which has executed a Lock-Box Agreement.

                  "Lock-Box Agreement" means an agreement, in substantially the form of Exhibit B, among the applicable Originator, the Seller, the Deal Agent and a Lock-Box Bank.

                  "Lock-Box Bank" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

                  "Loss Horizon Factor" means, as of any date, a ratio computed by dividing (i) the sum of (a) the aggregate Outstanding Balance of all Receivables acquired by the Seller during the four most recently ended Collection Periods plus (b) the aggregate Outstanding Balance of all Receivables acquired by the Seller in the fifth most recently ended Collection Period divided by four by (ii) the Eligible Receivables Balance computed as of the last day of the most recently ended Collection Period.

                  "Loss Reserve" means, at any time, the product of aggregate outstanding Capital at such time times a fraction, the numerator of which is the Loss Reserve Percentage in effect at such time and the denominator of which is the remainder of one minus the sum of the Dilution Reserve Percentage, the Loss Reserve Percentage and the Yield Reserve Percentage, each as in effect at such time.

                  "Loss Reserve Percentage" means, as of any date, the greater of

                  (a) the product (expressed as a percentage) of (i) a factor of 2.0, times (ii) the Loss Horizon Factor as of the last day of the most recently ended Collection Period, times (iii) the largest Loss Reserve Ratio for any of the next preceding twelve Collection Periods, computed as of the last day of each such Collection Period (including, without limitation, the most recently ended Collection Period);

                  (b) the quotient (expressed as a percentage), computed as of the last day of the most recently ended Collection Period of

                           (i) the sum, for each of the four largest Obligors
                  described in clause (d) of the definition of the term "Concentration Limit" (determined on the basis of the aggregate amount of Outstanding Balances of Eligible Receivables owing by such Obligors on such day), of the lesser of (A) the aggregate amount of Outstanding Balances of Eligible Receivables of such Obligor on such day, and (B) the product of the Concentration Limit described in such clause
                  (d) and the aggregate Outstanding Balance of all Eligible Receivables in effect at such time; divided by

                           (ii) the aggregate Outstanding Balance of all
                  Eligible Receivables in effect at such time; and

                  (c) 10%.

                  "Loss Reserve Ratio" means, in respect of any Collection Period, the arithmetic average of the ratios (each expressed as a percentage) for each of the three most recently ended Collection Periods, computed as of the last day of each such Collection Period, by dividing

                           (a) the aggregate Outstanding Balance of all
                  Receivables that became Defaulted Receivables during such Collection Period plus (without duplication) the amount of all Receivables which were written off the books of the Seller during such Collection Period, by


                           (b) the sum of the aggregate dollar amount of all
                  Contracts generated during the sixth Collection Period next preceding such Collection Period.

                  "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Seller or any ERISA Affiliate on behalf of its employees.

                  "Obligor" means a Person obligated to make payments pursuant to a Contract.

                  "Originator" means each of OutSource International, CSF, OutSource Franchising, Synadyne I, Inc., a Florida corporation, Synadyne II, Inc., a Florida corporation, Synadyne III, Inc., a Florida corporation, Synadyne IV, Inc., a Florida corporation, Synadyne V, Inc., a Florida corporation, and OutSource International of America, Inc., a Florida corporation, and "Originators" means such corporations, collectively.

                  "Originator Sale Agreement" means the Receivables Purchase and Sale Agreement of even date herewith among the Originators, the Seller and the Servicer, together with all instruments, documents and agreements executed by the Originators in connection therewith, in each case as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.

                  "Other Costs" has the meaning assigned to such term in Section 10.09(c).

                  "Other Sellers" has the meaning assigned to such term in
Section 10.09(c).

                  "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

                  "OutSource Franchising" means OutSource Franchising, Inc., a Florida corporation.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

                  "Permitted Acquisition" has the meaning set forth in the Revolving Credit Agreement (as such agreement is in effect on the date hereof without giving effect to any amendments or modifications thereof).

                  "Permitted Investments" means (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of no more than 45 days from the date of acquisition (or, if earlier, maturing no later than the next occurring end of any Purchase Period); (b) time deposits and certificates of deposit having maturities of no more than 45 days from the date of acquisition (or, if earlier, maturing no later than the next occurring end of any Purchase Period), maintained with or issued by any commercial bank having capital and surplus in excess of $500,000,000 and having a short-term rating of not less than P-1 or the equivalent thereof from Moody's, A-1 or the equivalent thereof from S&P, and D-1 or the equivalent thereof from DCR (if rated by DCR); (c) repurchase obligations for underlying securities of the types described in clauses (a) or (b) above with a term of not more than ten days and maturing no later than 45 days after the date of acquisition (or, if earlier, maturing no later than the next occurring end of any Purchase Period); and (d) commercial paper maturing within 45 days after the date of acquisition (or, if earlier, maturing no later than the next occurring end of any Purchase Period) and having a rating of not less than P-1 or the equivalent thereof from Moody's, A-1 or the equivalent thereof from S&P, and D-1 or the equivalent thereof from DCR (if rated by DCR).

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, government (or any agency or political subdivision thereof) or other entity.

                  "Program Fee" means the fee payable by the Seller and identified as the "Program Fee" in the Fee Letter.

                  "Program Fee Percentage" means, at any time, the per annum rate used to calculate the "Program Fee" under the Fee Letter, as in effect at such time.

                  "Purchase" means a purchase by the Purchaser of interests in the Purchased Property from the Seller pursuant to Article II, including without limitation, any such purchase in consideration of the remittance by the Servicer to the Seller of Collections of Purchased Receivables pursuant to Section 2.05.

                  "Purchase Limit" means, at any time, $50,000,000, as such amount may be adjusted from time to time pursuant to Section 2.03, provided, however, that at all times, on or after the Termination Date, the "Purchase Limit" shall mean the aggregate outstanding Capital.

                  "Purchase Period" for any outstanding Capital means (a) if Yield in respect of all or any part thereof is computed by reference to the CP Rate, a period of 1 to and including 45 days, (b) if Yield in respect thereof is computed by reference to the Adjusted Eurodollar Rate, a period of one month and
(c) if Yield in respect thereof is computed at the Adjusted Base Rate, a period of 1 to and including 31 days, in each case, as determined pursuant to Section 2.04.

                  "Purchased Interest" means the undivided percentage ownership interest in the Purchased Property conveyed by Seller to the Purchaser under this Agreement, which percentage interest shall deemed to be computed as of the close of business on each Business Day as a fraction, the numerator of which equals Capital plus the Aggregate Reserves and the denominator of which equals the Eligible Receivables Balance at such time. The Purchased Interest shall be determined from time to time in accordance with the provisions of Section 2.05(c).

                  "Purchased Property" means (a) at any time prior to the Termination Date, (i) all then outstanding Receivables purchased or purported to be purchased in accordance with Section 2.01, 2.02 or 2.05, (ii) all Related Security relating to such Receivables and (iii) all Collections with respect to, and other proceeds of, such Receivables and (b) at all times on and after the Termination Date, (i) all Receivables purchased or purported to be purchased in accordance with Section 2.01, 2.02 or 2.05, and outstanding as of the close of business of the Servicer on the date preceding the Termination Date (including any interest or finance charges accruing before or after the Termination Date which relate to any Receivable outstanding as of the close of business on the day preceding the Termination Date), (ii) all Related Security related to such Receivables and (iii) all Collections with respect to, and other proceeds of, such Receivables.

                  "Purchased Receivable" means any Receivable included in the Purchased Property and in which a Purchased Interest has been purchased under this Agreement.

                  "Purchaser" means EagleFunding or any other Person that agrees, pursuant to an Assignment and Acceptance, to purchase an interest in this Agreement and in the Purchased Interest pursuant to Sections 2.02 or 2.05 of this Agreement, and to assume the obligations of EagleFunding under this Agreement.

                  "Rate Variance Factor" means that number which reflects the Deal Agent's reasonable estimate of the potential variance in selected interest rates over a period of time designated by the Deal Agent, as shall be computed from time to time by the Deal Agent. The Deal Agent shall notify the Servicer in writing of the Rate Variance Factor in effect from time to time.

                  "Rating Agency" has the meaning assigned to such term in
Section 10.01 of this Agreement.

                  "Receivable" means the indebtedness of any Obligor under a Contract whether constituting an account, chattel paper, instrument, general intangible or any other type of property, (a) (1) which arises from a sale of merchandise or the performance of services by an Originator or (2) which is a CSF Advance and (b) in which the Seller has acquired an interest pursuant to the Originator Sale Agreement. Each Receivable shall include the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

                  "Records" means all Contracts and other documents, books, records and other information (including without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors which the Seller has itself generated, in which the Seller has acquired an interest pursuant to the Originator Sale Agreement or in which the Seller has otherwise obtained an interest.

                  "Reinvestment Termination Date" means that Business Day which the Seller designates as the Reinvestment Termination Date by prior written notice to the Deal Agent at least 30 Business Days prior to such Business Day or, if any of the conditions precedent in Section 3.02 are not satisfied, that Business Day which the Deal Agent designates as the Reinvestment Termination Date by notice to the Seller at least one Business Day prior to such Business Day.

                  "Related Security" means with respect to any Receivable:

                  (a) all of the Seller's interest in the merchandise (including returned, repossessed or foreclosed merchandise), if any, relating to the sale which gave rise to such Receivable;

                  (b) all other Adverse Claims and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

                  (c) the assignment to the Deal Agent, for the benefit of the Purchaser, of all UCC financing statements covering any collateral securing payment of such Receivable;

                  (d) all guarantees, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

                  (e)  all Records;

                  (f) all of the Seller's right and title to, and interest in, the Originator Sale Agreement and the assignment to the Deal Agent of all UCC financing statements filed by the Seller against the Originators under or in connection with the Originator Sale Agreement; and

                  (g) all proceeds of the foregoing.

                  "Revolving Credit Agreement" means that certain Third Amended and Restated Credit Agreement dated as of July 27, 1998 by and among OutSource International, the banks and other financial institutions from time to time parties thereto and BankBoston, N.A., as successor by merger to Bank of Boston Connecticut, as agent for the banks thereunder, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, any successor agreement, and any agreement pursuant to which Debt under any such "Revolving Credit Agreement" is refinanced.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

                  "Servicer" means at any time the Person then authorized pursuant to Article VI to service, administer and collect Receivables.

                  "Servicer Fee" has the meaning assigned to that term in
Section 2.09(b).

                  "Servicer Fee Percentage" means, at any time, the per annum rate used to calculated the Servicer Fee pursuant to Section 2.09(b),as set forth in the Asset Report most recently delivered to the Deal Agent hereunder.

                  "Servicer Termination Event" means the occurrence of any of the following:

                  (a)  any Event of Termination; or

                  (b) a material failure on the part of the Servicer to observe or perform any of its duties or obligations as Servicer under this Agreement or as "Servicer" under the Originator Sale Agreement, as determined by the Deal Agent in the exercise of its reasonable commercial judgment and such failure shall remain unremedied for two Business Days.

                  "Settlement Date" means, with respect to any Collection Period, the fifteenth day of such Collection Period, or if such date is not a Business Day, the next Business Day to occur thereafter.

                  "Stop Event" means any of the following events:

                  (a)  An Event of Termination; or

                  (b) A regulatory, tax or accounting body has ordered that the activities of the Purchaser, or any Affiliate of the Purchaser, contemplated hereby be terminated or, as a result of any other event or circumstance, the activities of the Purchaser contemplated hereby may reasonably be expected to cause the Purchaser, the Person then acting as the administrator or the manager for the Purchaser (if any), or any of their respective Affiliates to suffer materially adverse regulatory, accounting or tax consequences.

                  "Taxes" has the meaning assigned to such term in Section 2.11(a).

                  "Termination Date" means the earliest of (a) the Reinvestment Termination Date, (b) the date of termination of the Purchase Limit pursuant to
Section 2.03, (c) the date of the declaration or automatic occurrence of the Termination Date pursuant to Section 7.01, (d) the date on which some or all of the "Liquidity Commitments" under the Liquidity Agreement shall cease to be effective or shall terminate without renewal, and (e) July 27, 2003.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                  "United States" means the United States of America.

                  "Weekly Settlement Report" has the meaning assigned to that term in Section 5.01(c)(viii).

                  "Yield" means, for all Capital allocated to any Purchase Period during any such Purchase Period, the product of

                                    YRT x C x ED
                                       360

where:

         C      =        the Capital allocated to such Purchase Period,

         ED     =        the actual number of days elapsed during such Purchase
                         Period, and

         YRT    =        the Yield Rate for such Purchase Period;

provided, however that (a) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law and (b) Yield shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

                  "Yield Rate" means, for any Purchase Period for all Capital allocated to such Purchase Period:

                  (a) to the extent a Purchaser will be funding the applicable Purchase on the first day of such Purchase Period through the issuance of commercial paper, a rate equal to the CP Rate for such Purchase Period, and

                  (b) to the extent a Purchaser will not be funding the applicable Purchase on the first day of such Purchase Period through the issuance of commercial paper, a rate equal to the Alternative Rate for such Purchase Period or such other rate as the Deal Agent and the Seller shall agree to in writing.

                  "Yield Reserve" means at any time an amount equal to the sum of (a) the product of (i) the aggregate outstanding Capital at such time times
(ii) a rate equal to the sum of (v) the Liquidity Fee Percentage at such time, plus (w) the Program Fee Percentage at such time, plus (x) the Servicer Fee Percentage at such time, plus (y) the Applicable Base Rate Margin, plus (z) the product of (1) the Rate Variance Factor times (2) the Base Rate then in effect, times (iii) a fraction, the numerator of which equals a factor of 2.0 times the Average Maturity at such time and the denominator of which equals 360 plus (b) all accrued and unpaid Yield, Liquidity Fee, Program Fee and Servicer Fee minus any Collections of Purchased Receivables set aside for payment thereof pursuant to Section 2.05(a).

                  "Yield Reserve Percentage" means at any time an amount equal to a ratio (expressed as a percentage) computed by dividing (i) the Yield Reserve on such day by (ii) the Eligible Receivables Balance on such day.

                  SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                  SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                                   ARTICLE II
                                   ----------
                              THE PURCHASE FACILITY
                              ---------------------

                  SECTION 2.01. Purchases of Purchased Interests; Stop Events.
(a) On the terms and conditions hereinafter set forth, the Purchaser shall purchase Purchased Interests from the Seller and make Capital Increases from time to time during the period from the date hereof until the Termination Date. Under no circumstances shall the Purchaser make the initial Purchase or any Capital Increase if, after giving effect to such Purchase or Capital Increase, a Coverage Shortfall Event would exist or the Purchased Interest would exceed 100%.

                  (b) Notwithstanding anything to the contrary herein, upon the occurrence and during the continuation of a Stop Event, the Purchaser shall not issue Commercial Paper in order to fund or maintain its investments in the Purchased Interests. In addition, after the occurrence of a Stop Event triggered by Section 7.01(n), the Purchaser shall not issue Commercial Paper without written confirmation from each Rating Agency then rating the Commercial Paper at the request of EagleFunding, that the ratings of such Commercial Paper will not be reduced or withdrawn as a result thereof. Each of Seller and Servicer agrees to give the Deal Agent prompt written notice of the occurrence of any Stop Event. It is expressly understood that the occurrence of a Stop Event (other than a Stop Event arising as a result of an Event of Termination) shall not relieve the Purchaser of its obligations under this Agreement to fund or maintain investments in Purchased Interests.

                  (c) It is the intention of the parties hereto that each Purchase to be made hereunder shall constitute a "sale of accounts" as such term is used in Article 9 of the UCC. If at any time a court characterizes the transactions hereunder as loans by the Purchaser to the Seller, then the Seller hereby pledges, grants a security interest in and assigns to the Deal Agent, for the benefit of the Purchaser, all of its right and title to and interest in the Purchased Property, including the Purchased Receivables, Related Security and Collections related thereto, as security for such loans and for the payment and performance of all obligations of the Seller hereunder (including, without limitation, its indemnification obligations under Article VIII). The security interest granted pursuant to the foregoing sentence shall be released and terminated upon the occurrence of the Collection Date.

                  SECTION 2.02. The Initial Purchase, Subsequent Purchases and Capital Increases. (a) Subject to the conditions described in Section 2.01(a), the initial Purchase and each Capital Increase shall be made in accordance with the procedures described in Section 2.02(b). After the date of the initial Purchase, until the occurrence of the Termination Date, the Purchaser shall on each day make subsequent Purchases of Purchased Property in accordance with
Section 2.05 and the Purchased Interest shall be automatically recalculated in accordance with Section 2.05(c). Subsequent Purchases of Purchased Property and Capital Increases are made in consideration of the Purchaser's agreement to permit the Servicer to remit Collections of Purchased Property to the Seller in accordance with Section 2.05. After the Collection Date has occurred, the Purchaser and the Deal Agent, in accordance with their respective interests, shall assign and transfer to the Seller their respective remaining interest in the Purchased Property to the Seller in accordance with Section 2.06 free and clear of any Adverse Claim resulting or arising from any act or omission by the Purchaser or the Deal Agent, but without any other representation or warranty, express or implied.

                  (b) The initial Purchase and each Capital Increase shall be made on at least two Business Days' notice from the Seller to the Deal Agent prior to 10:00 a.m. (Boston, Massachusetts time) on the day of notice; provided, however, that if the Yield to accrue with respect to such Capital Increase is computed by reference to the Adjusted Eurodollar Rate, such notice must be received by the Deal Agent prior to 10:00 a.m. (Boston, Massachusetts time) at least three Business Days prior to the date of such Capital Increase. Each such notice shall specify (i) the aggregate amount of such Purchase or Capital Increase, which shall be in an amount equal to $1,000,000 or an integral multiple of $250,000 in excess thereof, (ii) the date of such Purchase or Capital Increase, (iii) the duration of the initial Purchase Periods for the Capital arising as a result of such Purchase or Capital Increase, and (iv) the rate at which Yield is to accrue on such Capital for such Purchase Periods. The Deal Agent shall notify the Seller whether the duration and applicable rates of the initial Purchase Periods described in such notice are acceptable or, if not acceptable, the Deal Agent shall advise the Seller of such Purchase Periods and rates as may be acceptable. On the date of such Purchase or Capital Increase, as the case may be, the Purchaser shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Seller in same day funds, at Account No. 56391358, OutSource Funding Corporation Operating Account at BankBoston, N.A., the amount of such initial Purchase or Capital Increase, as the case may be.

                  (c) It is expressly acknowledged that each Purchase or Capital Increase hereunder shall be made without recourse to the Seller; provided, however, that the Seller shall be liable to the Deal Agent and the Purchaser (i) for all representations, warranties, covenants and indemnities made hereunder,
(ii) for all obligations to remit any deemed Collections of Purchased Receivables pursuant to Section 2.07, and (iii) for all fees, costs, expenses, taxes and other indemnifications owed under this Agreement.

                  SECTION 2.03. Termination or Reduction of the Purchase Limit. The Seller may, upon at least three Business Days' notice to the Deal Agent, terminate in whole or reduce in part the portion of the Purchase Limit that exceeds the sum of the aggregate Capital; provided, however, that each partial reduction of the Purchase Limit shall be in an aggregate amount equal to $5,000,000 or an integral multiple thereof.

                  SECTION 2.04. Selection of Purchase Periods. At all times hereafter until the Termination Date, the Seller shall, subject to the Deal Agent's and the Purchaser's approval and the limitations described below, select
(a) Purchase Periods and allocate a portion of the outstanding Capital to each selected Purchase Period, so that the outstanding Capital is at all times allocated to a Purchase Period and (b) Yield Rates to apply to such Capital for such Purchase Periods. The initial Purchase Period(s) and Yield Rate(s) applicable to the Capital arising as a result of the initial Purchase or any Capital Increase shall be specified in the notice relating to the Purchase or Capital Increase described in Section 2.02(b). Each subsequent Purchase Period shall commence on the last day of the immediately preceding Purchase Period, and the duration of and Yield Rate applicable to such subsequent Purchase Period shall be such as the Seller shall select and the Deal Agent shall approve on notice from the Seller received by the Deal Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (Boston, Massachusetts time) on the Business Day next preceding such last day, except that (a) if the Deal Agent shall not have received such notice before 11:00 A.M. (Boston, Massachusetts time) or the Deal Agent and the Seller shall not have so mutually agreed before 12:30 P.M. (Boston, Massachusetts time) on the Business Day next preceding such last day, such Purchase Period shall be one day and the applicable Yield Rate shall be the Adjusted Base Rate and (b) if the Deal Agent notifies the Seller that the Yield shall accrue for each Purchase Period at the Alternative Rate, and the Seller notifies the Deal Agent that it selects the Adjusted Eurodollar Rate (as opposed to the Adjusted Base Rate) for such Purchase Period, such notice must be received by the Deal Agent no later than 11:00 A.M. (Boston, Massachusetts time) on the third Business Day prior to such last day. Any Purchase Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, that if Yield in respect of such Purchase Period is computed by reference to the Adjusted Eurodollar Rate, and such next succeeding Business Day is in the next calendar month, then such Purchase Period shall end on the next preceding Business Day. In addition, whenever any Purchase Period as to which Yield accrues at the Adjusted Eurodollar Rate commences on the last Business Day in a month or on a day for which there is no numerically corresponding day in the month in which such Purchase Period ends, the last day of such Purchase Period shall occur on the last Business Day of the month in which such Purchase Period ends. Furthermore, if a CP Disruption Event shall have occurred and be continuing, the Purchaser, or the Deal Agent on its behalf, may, upon notice to the Seller, terminate any Purchase Period then in effect if the Purchaser has funded the Capital allocated to such Purchase Period by issuing its commercial paper notes. Any Purchase Period which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date shall end on the Termination Date. On or after the Termination Date, the Deal Agent shall have the right to allocate outstanding Capital to Purchase Periods of such duration as shall be selected by the Deal Agent. The Purchaser shall, on the first day of each Purchase Period, notify the Deal Agent of the Yield Rate for the Capital allocated to such Purchase Period.

                  SECTION 2.05. Non-Liquidation Settlement Procedures. (a) On each day prior to the Termination Date, the Servicer shall cause all Collections received by it or deposited in the Lock-Box Accounts to be transferred in same day funds to the Collection Account and shall instruct the Collection Account
Bank: (i) out of the percentage interest representing the Purchased Interest in Collections of Purchased Receivables received on such day, to set aside and hold in trust in the Collection Account, for the Purchaser, an amount equal to the Yield, Program Fee, Liquidity Fee and Servicer Fee accrued through such day and not so previously set aside, (ii) on each Business Day occurring in the week prior to the date on which the Administrative Fee is payable, out of the percentage interest representing the Purchased Interest in Collections of Purchased Receivables received on such day, to set aside and hold in trust in the Collection Account, for the Deal Agent, an amount equal to the Administrative Fee to be so paid, and (iii) except as otherwise required under
Section 2.05(b) below, to reinvest the remainder of such Collections in Purchased Interests by paying such Collections to the Seller. Each such payment shall constitute a Purchase by the Purchaser of Purchased Interests in all Purchased Property not previously purchased hereunder, as such Purchased Interest is recomputed pursuant to Section 2.05(c) below, it being agreed that such Purchased Property shall, to the extent of the Purchased Interest, automatically become the property of the Purchaser when the Seller acquires an interest in such new Purchased Property from the Originators. On the last day of each Purchase Period to occur prior to the Termination Date, the Servicer shall deposit to the Deal Agent's Account the amounts in respect of Yield set aside as described in clause (i) of the first sentence of this Section 2.05. On each Settlement Date to occur prior to the Termination Date, the Servicer shall deposit to the Deal Agent's Account the amounts in respect of Program Fee, Liquidity Fee and Servicer Fee set aside as described in clause (i) of the first sentence of this Section 2.05. On the Business Day prior to the date on which the Administrative Fee is due and payable under the Fee Letter, the Servicer shall deposit to the Deal Agent's Account the amounts in respect of the Administrative Fee set aside as described in clause (ii) of the first sentence of this Section 2.05. Upon receipt of such funds by the Deal Agent, the Deal Agent shall distribute them first, to the Purchaser, on the next succeeding last day of a Purchase Period, in full payment of the accrued and unpaid Yield for such Purchase Period, second, to the Purchaser, on the next succeeding Settlement Date, in full payment of the accrued and unpaid Program Fee for the related Collection Period, third, to the Purchaser (or to the Liquidity Agent on behalf of the Purchaser), on the next succeeding Settlement Date, in full payment of the accrued and unpaid Liquidity Fee for the related Collection Period, fourth, to the Deal Agent, on the next succeeding date on which the Administrative Fee is payable under the Fee Letter, in full payment of the Administrative Fee for the following year, and fifth, to the Servicer, on the next succeeding Settlement Date, in full payment of any accrued and unpaid Servicer Fee payable with respect to the Purchased Receivables for the related Collection Period.

                  (b) Notwithstanding anything to the contrary contained in this
Section 2.05 or any other provision in this Agreement, if, on any Business Day prior to the Termination Date a Coverage Shortfall Event exists, then the Seller shall remit to the Deal Agent, prior to any reinvestment of funds in Purchased Interests and in any event no later than the close of business of the Deal Agent on the third succeeding Business Day, a payment (to be applied by the Deal Agent to outstanding Capital allocated to Purchase Periods selected by the Deal Agent, in its sole discretion) in such amount as may be necessary to reduce outstanding Capital so that a Coverage Shortfall Event no longer exists.

                  (c) The Purchased Interest shall be initially computed on the date of the initial Purchase hereunder. Thereafter until the Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day and concurrently with each Capital Increase based on the aggregate Capital then outstanding and on the Eligible Receivables Balance and Aggregate Reserves as computed for such day. From and after the Termination Date, the Purchased Interest, as computed (or deemed recomputed) as of the close of business on the day immediately preceding the Termination Date, shall remain constant until the Collection Date, on which date the Purchased Interest shall become zero.

                  SECTION 2.06.  Liquidation Settlement Procedures.

                  (a) On the Termination Date and on each Business Day thereafter, the Servicer shall segregate, set aside and hold in trust for the Purchaser, in the Collection Account, the percentage interest representing the Purchased Interest in Collections of Purchased Receivables received on such day.

                  (b) On the Termination Date and on each Business Day thereafter, the amounts set aside in the Collection Account in accordance with clause (a) above shall be withdrawn from the Collection Account solely upon direction of the Deal Agent to be applied in the following order of priority;

                  (i)(A) First, to pay any accrued and unpaid Servicer Fee (if the Servicer is a party other than an Originator or an Affiliate thereof) which is then due and payable, and (B) second, to be retained in the Collection Account to the extent of any daily accrued and unpaid amounts of such Servicer Fee which are not then due and payable, until the next relevant payment date therefor, and not to be applied to any of the following items;

                  (ii)(A) First, to pay accrued and unpaid Yield which is then due and payable, and (B) second, to be retained in the Collection Account to the extent of any accrued and unpaid amounts of such Yield which are not then due and payable, and not to be applied to any of the following items;

                  (iii)(A) First, to pay all Capital then outstanding relating to any Yield which is then due and payable, and (B) second, to be retained in the Collection Account to the extent of any Capital remaining outstanding;

                  (iv)(A) First, to pay accrued and unpaid Liquidity Fee which is then due and payable, and (B) second, to be retained in the Collection Account to the extent of any accrued and unpaid amounts of such Liquidity Fee which are not then due and payable, and not to be applied to any of the following items;

                  (v)(A) First, to pay accrued and unpaid Program Fee which is then due and payable, and (B) second, to be retained in the Collection Account to the extent of any accrued and unpaid amounts of such Program Fee which are not then due and payable, and not to be applied to any of the following items;

                  (vi)(A) First, to pay any Administrative Fee which is then due and payable, and (B) second, to be retained in the Collection Account to the extent of the Administrative Fee payable in respect of the next succeeding annual period, until the next relevant payment date therefor, and not to be applied to any of the following items;

                  (vii)(A) First, to pay the portion of any other accrued and unpaid obligations which have not been paid pursuant to clauses (i) through (vi) above and which are then due and payable by the Seller to the Purchaser or the Deal Agent under this Agreement or any of the other Facility Documents, and (B) second, to be retained in the Collection Account to the extent of any accrued and unpaid amounts of such obligations which are not then due and payable, until the next relevant payment date therefor, and not to be applied to any of the following items;

                   (viii)(A) First, to pay any accrued and unpaid Servicer Fee (if the Servicer is an Originator or an Affiliate thereof) which is then due and payable, and (B) second, to be retained in the Collection Account to the extent of any accrued and unpaid amounts of such Servicer Fee which are not then due and payable, until the next relevant payment date therefor.

Following the Collection Date, the Servicer shall pay to the Seller any remaining Collections set aside and held by the Servicer pursuant to clause (a) of this Section 2.06.

                  (c) If at any time on or after the Termination Date, the Deal Agent or the Seller determines that as of the close of business on the day immediately preceding the Termination Date the outstanding amount of Capital was greater than the lesser of (i) the Purchase Limit, or (ii) the Capital Limit, then the Seller shall immediately pay to the Deal Agent, for the benefit of the Purchaser, the amount (to be applied against Capital) which would have been required to make the outstanding amount of Capital equal to the lesser of (i) the Purchase Limit, or (ii) the Capital Limit on or as of the close of business on the date immediately preceding the Termination Date.

                  SECTION 2.07. Special Settlement Procedures. If on any day the Outstanding Balance of any Purchased Receivable is either (a) reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed merchandise, any defective or rejected services, any failure to provide services, any discount, rebate or any other adjustment made or performed by the Seller or any other Person (including, without limitation, those described in the definition of "Dilution Factors") or (b) reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof against any Originator, the Seller or any other Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Seller shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of such reduction, cancellation or adjustment. If on any day any of the representations or warranties in Section 4.01(h) is no longer true with respect to a Purchased Receivable or the Seller discovers or is notified that a Purchased Receivable was not an Eligible Receivable on the day it was purchased, the Seller shall be deemed to have received on such day a Collection of such Purchased Receivable in full. If on any day the representation and warranty in
Section 4.01(i) is no longer true the Seller shall, in accordance with Section 2.05(b) and/or 2.06(c), immediately pay to the Deal Agent, for the benefit of the Purchaser, an amount sufficient to make such representation true and accurate.

                  SECTION 2.08. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (Boston, Massachusetts time) on the day when due in lawful money of the United States in immediately available funds to the Deal Agent's Account. The Seller shall, to the extent permitted by law, pay to the Deal Agent interest on all amounts not paid or deposited when due hereunder (whether owing by the Seller individually or by the Servicer) at 2.0% per annum above the Adjusted Base Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be retained by the Deal Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Deal Agent of such overdue amount to the Purchaser, in which case such interest accruing after such date shall be for the account of, and distributed by the Deal Agent to the Purchaser. All computations of interest and all computations of Yield, Servicer Fee, Program Fee, Liquidation Fee and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                  (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield, interest or any fee payable hereunder, as the case may be; provided, however, that, if such extension would cause payment of Yield on or Capital in respect of any Purchased Property on which Yield accrues at the Adjusted Eurodollar Rate to be made in the next following month, such payment shall be made on the next preceding Business Day.

                  (c) If any Purchase or Capital Increase requested by the Seller and approved by the Purchaser and the Deal Agent pursuant to Section 2.02 or any selection of a subsequent Purchase Period for any Capital requested by the Seller and approved by the Deal Agent pursuant to Section 2.05 is not for any reason other than the act or omission of Purchaser contrary to this Agreement made or effectuated, as the case may be, on the date specified therefor, the Seller shall indemnify the Purchaser against any loss, reasonable cost or expense incurred by the Purchaser, including, without limitation, any loss (including loss of anticipated profits, net of anticipated profits in the reemployment of such funds in the manner determined by the Purchaser), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Purchaser to fund or maintain such Purchase or Capital Increase, as the case may be, during such Purchase Period.

                  SECTION 2.09. Fees. (a) The Seller shall pay to the Purchaser (either directly or through the Deal Agent) and to the Deal Agent certain fees in the amounts and on the dates set forth in a fee letter executed among the Seller, the Purchaser and the Deal Agent, dated on or about the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Fee Letter").

                  (b) The Purchaser shall pay to the Servicer a collection fee (the "Servicer Fee") of 1% per annum on the average daily amount of the Outstanding Balance of Purchased Receivables, from the date hereof until the Collection Date, payable on each Settlement Date; provided, however, that such fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Sections 2.05 and 2.06; and provided, further, that, upon three Business Days' notice to the Deal Agent, the Servicer may (if not OutSource International or an Affiliate thereof), elect to be paid, as such fee, another percentage per annum on the average daily amount of outstanding Receivables, but in no event shall the Servicer Fee payable in respect of any Collection Period after the date any such election is made exceed 110% of the reasonable and appropriate costs and expenses of the Servicer incurred during such Collection Period.

                  (c) The Seller shall pay to the Deal Agent, within one Business Day after the Deal Agent's demand therefore, for the benefit of the Purchaser, the Liquidation Fee relating to the Purchased Property.

                  SECTION 2.10. Increased Costs; Capital Adequacy; Illegality.
(a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in any law, regulation, treaty or official directive, or in the interpretation or application thereof by any central bank or other governmental agency or authority charged with the administration thereof (whether or not having the force of law), or (ii) the compliance by the Deal Agent, the Purchaser or any affiliate of either thereof (each of which, an "Affected Party") with any guideline or request from any central bank or other governmental agency or authority (whether or not having the force of law), (A) shall subject an Affected Party to any tax (except for taxes on the overall net income of such Affected Party imposed by the United States of America or any political subdivision thereof), duty or other charge with respect to the Purchased Property, or any right or obligation to make Purchases hereunder, or on any payment made hereunder or (B) shall impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Yield), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party or (C) shall impose any other condition affecting the Purchased Property or the Purchaser's rights or obligations hereunder, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

                  (b) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in any law, regulation, treaty or official directive, or in the interpretation or application thereof, in each case occurring after the date hereof, by any central bank or other governmental agency or authority charged with the administration thereof (whether or not having the force of law), or (ii) the compliance by an Affected Party with any guideline or request from any central bank or other governmental agency or authority (whether or not having the force of law) in each case promulgated after the date hereof, including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or otherwise arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy and assuming full utilization of such Affected Party's capital) by an amount deemed by such Affected Party to be material, then from time to time, within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

                  (c) If as a result of any event or circumstance similar to those described in Section 2.10(a) or 2.10(b), any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Purchases hereunder, then within ten days after demand by such Affected Party, the Seller shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts to be paid by it.

                  (d) In determining any amount provided for in this Section 2.10, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.10 shall submit to the Seller a certificate as to the calculation of such additional or increased cost or reduction, which certificate shall be conclusive absent manifest error.

                  (e) If the Purchaser shall notify the Deal Agent that a Eurodollar Disruption Event as described in clause (a) of the definition of "Eurodollar Disruption Event" has occurred, the Deal Agent shall in turn so notify the Seller, whereupon all Capital in respect of which Yield accrues at the Adjusted Eurodollar Rate for the then current Purchase Period shall immediately be converted into Capital in respect of which Yield accrues at the Adjusted Base Rate for the remainder of such Purchase Period.

                  (f) Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 2.10 shall survive the termination of this Agreement.

                  SECTION 2.11. Taxes. (a) Any and all payments by the Seller or the Servicer hereunder shall be made, in accordance with Section 2.08, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Purchaser and the Deal Agent, net income taxes and branch profits taxes that are imposed by the United States and franchise taxes, net income taxes and branch profits taxes that are imposed on the Purchaser or the Deal Agent by the state or foreign jurisdiction under the laws of which the Purchaser or the Deal Agent (as the case may be) is organized or conducts business or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Seller or the Servicer shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Purchaser or the Deal Agent, (i) the Seller shall make an additional payment to the Purchaser or the Deal Agent, as the case may be, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11), the Purchaser or the Deal Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller or the Servicer, as the case may be, shall make such deductions and (iii) the Seller or the Servicer, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

              (b) The Seller will indemnify the Purchaser and the Deal Agent for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.11) paid by the Purchaser or the Deal Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided that the Purchaser or the Deal Agent, as appropriate, making a demand for indemnity payment shall provide the Seller, at its address referred to in
Section 10.02, with a certificate from the relevant taxing authority or from a responsible officer of the Purchaser or the Deal Agent stating or otherwise evidencing that the Purchaser or the Deal Agent has made payment of such Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes. This indemnification shall be made within ten days from the date the Purchaser or the Deal Agent (as the case may be) makes written demand therefor.

                  (c) Within 30 days after the date of any payment by the Seller of any Taxes, the Seller will furnish to the Deal Agent, at its address referred to in Section 10.02, appropriate evidence of payment thereof.

                  (d) Within 30 days of the written request of the Seller therefor, the Deal Agent and the Purchaser, as appropriate, shall execute and deliver to the Seller such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Seller in applying for refunds of taxes remitted hereunder.

                  (e) If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to the Purchaser in connection with this Agreement or the funding or maintenance of Purchases hereunder, the Purchaser is required to compensate a bank or other financial institution in respect of taxes under circumstances similar to those described in this Section 2.11 then within ten days after written demand by the Purchaser which shall include reasonable information or documentation in support of such additional amount or amounts, the Seller shall pay to the Purchaser such additional amount or amounts as may be necessary to reimburse such Purchaser for any amounts paid by it.

                  (f) Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 2.11 shall survive the termination of this Agreement.

                  SECTION 2.12. Assignment of the Originator Sale Agreement. The Seller hereby represents, warrants and confirms to the Deal Agent that the Seller has assigned to the Deal Agent, for the benefit of itself and the Purchaser hereunder, all of the Seller's right and title to and interest in the Originator Sale Agreement. The Seller confirms and agrees that the Deal Agent shall have, following an Event of Termination, the sole right to enforce the Seller's rights and remedies under the Originator Sale Agreement for the benefit of the Purchaser, but without any obligation on the part of the Deal Agent, the Purchaser or any of their respective Affiliates, to perform any of the obligations of the Seller under the Originator Sale Agreement. The Seller further confirms and agrees that such assignment to the Deal Agent shall terminate upon the Collection Date; provided, however, that the rights of the Deal Agent and the Purchaser pursuant to such assignment with respect to rights and remedies in connection with any indemnities and any breach of any representation, warranty or covenants made by the Originators pursuant to the Originator Sale Agreement, which rights and remedies survive the termination of the Originator Sale Agreement, shall be continuing and shall survive any termination of such assignment.

                                   ARTICLE III
                                   -----------
                             CONDITIONS OF PURCHASES
                             -----------------------

                  SECTION 3.01. Conditions Precedent to Initial Purchase. The initial Purchase hereunder is subject to the conditions precedent (a) that the Deal Agent shall have received on or before the date of such purchase the items listed in Schedule I, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Deal Agent and the Purchaser, (b) that all fees and expenses required to be paid prior to the initial Purchase pursuant to the Fee Letter have been paid and (c) each of S&P, Moody's and DCR shall have delivered written confirmation to the Deal Agent to the effect that the consummation of this Agreement will not result in the reduction or withdrawal of their respective ratings of the Commercial Paper.

                  SECTION 3.02. Conditions Precedent to All Purchases and Remittances of Collections. Each Purchase (including the initial Purchase) from the Seller by the Purchaser, the right of the Servicer to remit Collections to the Seller pursuant to Section 2.05 and each Capital Increase shall be subject to the further conditions precedent that (a) with respect to any such Purchase or Capital Increase, on or prior to the date of such Purchase or Capital Increase, the Servicer shall have delivered to the Deal Agent, in each case in form and substance satisfactory to the Deal Agent, a completed Asset Report dated as of the most recent Asset Report Date, and a completed Weekly Settlement Report dated no more than seven Business Days prior to the date of such Purchase or Capital Increase, and in each case containing such additional information as may be reasonably requested by the Deal Agent; (b) on the date of such Purchase, remittance of Collections or Capital Increase the following statements shall be true and the Seller by accepting the amount of such Purchase or by receiving the proceeds of such reinvestment shall be deemed to have certified that:

                  (i) The representations and warranties contained in Section
         4.01 are correct on and as of such day as though made on and as of such date,

                  (ii) No event has occurred and is continuing, or would result from such purchase or reinvestment, which constitutes an Event of Termination,

                  (iii) On and as of such day, after giving effect to such Purchase, remittance of Collections or Capital Increase, a Coverage Shortfall Event does not exist and the Purchased Interest does not exceed 100%, and

                  (iv) No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Purchase, remittance of Collections or Capital Increase by the Purchaser in accordance with the provisions hereof.

and (c) the Deal Agent shall have received such other approvals, opinions or documents as the Deal Agent may reasonably request.

                  Notwithstanding the fact that any of the above-described conditions precedent may not have been satisfied in connection with any Purchase hereunder, prior to the Termination Date and as a result of the Seller's acceptance of the amount of any Capital Increase, and/or its receipt of the proceeds of any reinvestment of Collections (x) the Seller shall be deemed to have certified to the Deal Agent that such conditions precedent have, in fact, been satisfied and (y) the Purchase of the Purchased Interests shall be deemed to have been made automatically pursuant to Section 2.01 and Section 2.05.

                  SECTION 3.03. Conditions Precedent to Certain Capital Increases. Each Capital Increase hereunder shall be subject to the further conditions precedent that, on the date of such Capital Increase, no event has occurred and is continuing, or would result from such Capital Increase, which constitutes an "Event of Default" or similar event (however named) under the Revolving Credit Agreement or event which with the giving of notice or passage of time or both would constitute an "Event of Default" or similar event (however named) thereunder, and the Seller by accepting the amount of such Capital Increase shall be deemed to have certified to such effect.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES


                  SECTION 4.01. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

                  (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction named at the beginning hereof and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified and the failure to do so could reasonably be expected to have a material adverse effect on the Seller's ability to perform its obligations hereunder or the ability to assign or collect the Purchased Receivables hereunder.

                  (b) The execution, delivery and performance by the Seller of this Agreement, the Originator Sale Agreement and all other Facility Documents to be entered into by it, including the Seller's use of the proceeds of Purchases and reinvestments of Collections, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws, (ii) any law, rule or regulation applicable to the Seller, (iii) any contractual restriction binding on or affecting the Seller or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (other than in favor of the Deal Agent for the benefit of the Purchaser with respect to the Purchased Receivables and related Purchased Property); and no transaction contemplated hereby or by the Originator Sale Agreement requires compliance with any bulk sales act or similar law. This Agreement, the Originator Sale Agreement and each other Facility Document to be entered into by the Seller have each been duly executed and delivered by the Seller.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement, the Originator Sale Agreement or any other Facility Document to be entered into by it, except for the filing of the UCC financing statements described in Schedule I, all of which financing statements have been duly filed and are in full force and effect.

                  (d) This Agreement, the Originator Sale Agreement and each other Facility Document to be entered into by the Seller constitute the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with their respective terms subject to bankruptcy and similar laws affecting creditors generally and principles of equity.

                  (e) (i) The Seller has furnished to the Deal Agent (A) copies of the audited consolidated balance sheets of OutSource International and its consolidated subsidiaries as at December 31, 1997, and the related audited consolidated statements of income, shareholders' equity and cash flows for the fiscal year of OutSource International and its consolidated subsidiaries then ended reported on by Deloitte & Touche, LLP, which financial statements present fairly in all material respects in accordance with GAAP the financial position of OutSource International and its consolidated subsidiaries as at December 31, 1997, and the results of operations of OutSource International and its consolidated subsidiaries for the fiscal year of OutSource International then ended, and (B) copies of the unaudited consolidated balance sheets of OutSource International and its consolidated subsidiaries as at March 31, 1998, and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the three-month period then ended, which financial statements present fairly in all material respects in accordance with GAAP the financial position of OutSource International and its consolidated subsidiaries as at March 31, 1998, and the results of operations of OutSource International and its consolidated subsidiaries for the three-month period then ended; and (ii) since March 31, 1998, (A) no material adverse change has occurred in the business, assets, liabilities, financial condition, results of operations or business prospects of OutSource International and its subsidiaries taken as a whole, and
(B) no event has occurred or failed to occur which has had, or may have, singly or in the aggregate, a material adverse effect on the ability of any Originator to perform its obligations under the Originator Sale Agreement or the ability of the Seller to perform its obligations under this Agreement or the ability to assign or collect the Purchased Receivables hereunder.

                  (f) There is no pending or threatened action or proceeding affecting any Originator, the Seller or any subsidiary of any Originator before any court, governmental agency or arbitrator that could reasonably be expected to have a material adverse effect on the financial condition of any Originator, the Seller or any subsidiary of any Originator or the ability of any Originator to perform its obligations under the Originator Sale Agreement or the ability of the Seller to perform its obligations under this Agreement or the ability to assign or collect the Purchased Receivables hereunder. None of the Originators, the Seller, or any subsidiary of any of the Originators is in default with respect to any order of any court, arbitrator or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Originators, the Seller or any subsidiary of any of the Originators.

                  (g) No proceeds of any Purchase or Capital Increase will be used by the Seller (i) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, or (ii) for any purpose other than to fund a purchase of Receivables and related assets from the Originators.

                  (h) Each Receivable, together with the Contract related thereto, shall, at all times, be owned by the Seller free and clear of any Adverse Claim except as provided herein, and upon each Purchase, remittance of Collections or Capital Increase, the Purchaser shall acquire a valid and perfected first priority undivided percentage ownership interest in each Purchased Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto, which percentage shall correspond at any time hereunder to the Purchased Interest in effect at such time, free and clear of any Adverse Claim except as provided hereunder. No effective financing statement or other instrument similar in effect covering any Receivable or the Related Security or Collections with respect thereto shall at any time be on file in any recording office except such as may be filed in favor of the Deal Agent relating to this Agreement or in favor of Seller relating to the Originator Sale Agreement. The purchases of the Receivables and related assets by the Seller from each of the Originators constitute valid and true sales and transfers for consideration (and not merely a pledge of such Receivables and assets for security purposes), enforceable against creditors of each such Originator, and no such Receivables or related assets shall constitute property of any such Originator.

                  (i) As of the close of business on each Business Day prior to the Termination Date, a Coverage Shortfall Event shall not exist.

                  (j) No Asset Report or Weekly Settlement Report (if prepared by the Seller or any Affiliate thereof, or to the extent that information contained therein is supplied by the Seller or such Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Seller to the Deal Agent or the Purchaser in connection with this Agreement is or will be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Deal Agent or the Purchaser, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (k) The principal place of business and chief executive office of the Seller and the office where the Seller keeps all the Records are located at the address of the Seller referred to in Section 10.02 hereof (or at such other locations as to which the notice and other requirements specified in
Section 6.08 shall have been satisfied).

                  (l) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks and the names, addresses and account numbers of all accounts to which Collections of the Receivables outstanding before the initial Purchase hereunder have been sent, are specified in Schedule III (which shall be deemed to be amended in respect of terminating or adding any Lock-Box Account or Lock-Box Bank upon satisfaction of the notice and other requirements specified in respect thereof). The Seller has no other lock-box accounts or similar deposit accounts for the collection of the Purchased Property except for the Lock-Box Accounts.

                  (m) Except as described in Schedule IV, the Seller has no trade names, fictitious names, assumed names or "doing business as" names or other names under which it has done or is doing business.

                  (n) The Originator Sale Agreement is the only agreement pursuant to which the Seller purchases Receivables; the Seller has furnished to the Deal Agent true, correct and complete copies of the Originator Sale Agreement; and the Originator Sale Agreement is in full force and effect and no event or circumstance has occurred that would constitute (or, with the giving of notice or the passage of time or both, would constitute) an Event of Termination pursuant to Section 7.01(k).
                                       36

                  (o) The Seller shall have given reasonably equivalent value to each Originator in consideration for the transfer by such Originator to the Seller of the Receivables and Related Security under the Originator Sale Agreement, no such transfer shall have been made for or on account of an antecedent debt owed by any Originator to the Seller, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

                  (p) A copy of the Certificate of Incorporation of the Seller as in effect on the date of this Agreement is attached as Exhibit E hereto, and OutSource International has confirmed in writing to the Seller that, so long as the Seller is not "insolvent" within the meaning of the Bankruptcy Code, OutSource International will not cause the Seller to file a voluntary petition under the Bankruptcy Code or any other bankruptcy or insolvency laws. Each of the Seller and OutSource International has received advice from its counsel which is consistent with the conclusions set forth in the legal opinion(s) of Shutts & Bowen, counsel to the Originators and the Seller, issued in connection with the Originator Sale Agreement and relating to the issues of substantive consolidation and true sale of the Receivables and the related property.

                  (q) The Seller is not "insolvent" (within the meaning of such term in the Bankruptcy Code); at the time of (and immediately after) each transfer of Purchased Receivables to the Seller under the Originator Sale Agreement, the Seller shall not have been insolvent; and at the time of (and immediately after) each purchase hereunder, the Seller shall not have been insolvent.

                  (r) The Seller accounts for the transfers to it from the Originators of interests in Receivables, Related Security and Collections under the Originator Sale Agreement as sales of such Receivables, Related Security and Collections in its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein.

                  (s) The sole and exclusive business of the Seller is the purchase of Receivables and Related Security pursuant to the Originator Sale Agreement for its own account and for resale to the Purchaser pursuant to the terms of this Agreement.

                  (t) The Seller is operated as an entity with assets and liabilities distinct from those of the Originators and any Affiliates thereof (other than the Seller), and the Seller hereby acknowledges that the Deal Agent and the Purchaser are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a separate legal entity from each Originator and from each such other Affiliate.

                  (u) The Seller is not an "investment company" or a company controlled by an "investment company" registered or required to be registered under the Investment Company Act, or otherwise subject to any other federal or state statute or regulation limiting its ability to incur indebtedness.

                  (v) The Seller is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation G, T, U or X). No part of the proceeds of any Purchased Receivable has been used for so purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X.

                  (w) Each of the Seller, the Servicer and the Deal Agent has the right (whether by license, sublicense or assignment) to use all of the computer software used by the Servicer and/or the Originators to account for the Purchased Property to the extent necessary to administer the Purchased Property, and, in the case of the Seller and the Servicer, to assign (by way of sale or collateral pledge) or sublicense such rights to use all of such software to the Deal Agent.

                  (x) The Seller has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Seller has set aside adequate reserves on its books in accordance with GAAP and which proceedings have not given rise to any Adverse Claim.

                  (y) The copy of the Credit and Collection Policy attached hereto as Schedule II is a true and complete copy thereof.

                  (z) Each Purchased Receivable is, unless otherwise identified in a Weekly Settlement Report or otherwise excluded from the Eligible Receivables Balance, an Eligible Receivable.

                                    ARTICLE V
                                    ---------
                         GENERAL COVENANTS OF THE SELLER
                         -------------------------------

                  SECTION 5.01.  General Covenants.

                  (a) Compliance with Laws; Preservation of Corporate Existence. The Seller shall comply in all material respects with all applicable laws (including, without limitation, ERISA and the Code), rules, regulations, orders and Facility Documents and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges where the failure to comply could reasonably be expected to have a material adverse effect on the Seller's ability to perform its obligations hereunder or the ability to assign or collect the Purchased Receivables hereunder.

                  (b) Sales, Liens, Etc. Except as otherwise specifically provided herein, the Seller shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Purchased Receivable or the related Contract, Collections or Related Security, or upon or with respect to any Lock-Box Account, the Collection Account or any other account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof or (ii) create or suffer to exist any Adverse Claim upon or with respect to any of the Seller's other assets.

                  (c) General Reporting Requirements. The Seller will provide, or cause to be provided, to the Deal Agent (with a copy for the Purchaser) the following:

                  (i) as soon as available and in any event within 90 days after the end of each fiscal year of the Seller, a copy of the balance sheet of the Seller and the related statement of income and cash flows for such year, each prepared in accordance with GAAP consistently applied and reported on by nationally recognized independent public accountants acceptable to the Deal Agent;

                  (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of OutSource International, consolidated balance sheets of OutSource International and its consolidated subsidiaries and the related statements of income, shareholders' equity and cash flows each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, prepared in accordance with GAAP and certified by a senior financial officer of OutSource International;

                  (iii) as soon as available and in any event within 90 days after the end of each fiscal year of OutSource International, a copy of the consolidated balance sheets of OutSource International and its consolidated subsidiaries and the related statements of income, shareholders' equity and cash flows for such year, each prepared in accordance with GAAP consistently applied and reported on by nationally recognized independent public accountants acceptable to the Deal Agent;

                  (iv) promptly after the sending or filing thereof (as the case may be), copies of (1) all reports which OutSource International sends to any of its securityholders, (2) all reports and registration statements which OutSource International files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling securityholders, in each such case to the extent that the Seller has received the same from OutSource International pursuant to the Originator Sale Agreement and (3) all reports, notices and/or certificates which OutSource International sends to any of its "Lenders" under the Revolving Credit Agreement, in each case to the extent that the Seller has received the same from OutSource International pursuant to the Originator Sale Agreement;

                  (v) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in
         Article IV of ERISA which the Seller or any ERISA Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Seller or any ERISA Affiliate receives from such Corporation;

                  (vi) as soon as possible and in any event within three days after the occurrence of each Event of Termination or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Termination, a statement of the chief financial officer or chief accounting officer of the Seller setting forth details of such Event of Termination or event and the action which the Seller has taken and proposes to take with respect thereto;

                  (vii) promptly following receipt thereof, copies of all financial statements, settlement statements, portfolio and other reports, notices, disclosures, certificates, budgets and other written material delivered or made available to the Seller by any Originator pursuant to the terms of the Originator Sale Agreement;

                  (viii) no later than 10:00 a.m. Boston, Massachusetts time on each Thursday of each calendar week (or, if such day is not a Business Day, then the next Business Day to occur thereafter), and at the time of any Capital Increase, a certificate in form and substance satisfactory to the Deal Agent setting forth, as of the close of business of the preceding Sunday, the Purchase Limit, the Capital Limit, the outstanding Capital, the Aggregate Reserves, and the Purchased Interest (and demonstrating compliance with the representation and warranty set forth in Section 4.01(i)) (the "Weekly Settlement Report"); and

                  (ix) promptly following the Deal Agent's request therefor, such other information respecting the Receivables or the conditions or operations, financial or otherwise, of the Seller as the Deal Agent may from time to time reasonably request in order to protect the interests of the Deal Agent or the Purchaser in connection with this Agreement.

                  (d) Merger, Etc. The Seller will not merge or consolidate with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired), or acquire all or substantially all of the assets or capital stock or other ownership interest of any Person, other than, with respect to asset dispositions, in connection herewith.

                  (e) Accounting of Purchases. The Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Originator Sale Agreement in any manner other than the sale of the "Transferred Assets" (as defined therein) by the Originators to the Seller (it being understood, however, that such sales may not be recognized for all accounting and tax purposes due to principles of consolidated financial reporting and the filing of tax returns on a consolidated basis)..

                  (f) ERISA Matters. The Seller will not (a) fail to comply in all material respects with ERISA and the provisions of the Code applicable to the Benefit Plans; (b) engage or permit any ERISA Affiliate to engage in any prohibited transaction which would subject the Seller to a material tax or penalty imposed on a prohibited transaction; (c) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (d) incur any liability to the PBGC over and above the premiums required by law; or (e) terminate any Benefit Plan in a manner which could result in the imposition of a lien on the property of the Seller or any such ERISA Affiliate.

                  (g) Nature of Business. The Seller will engage in no business other than the purchase of Receivables and Related Security from the Originators, the resale or grant of such Receivables and Related Security to the Purchaser and the other transactions permitted or contemplated by this Agreement.

                  (h) Originator Receivables. With respect to each Receivable acquired by the Seller from an Originator, the Seller (i) will (A) acquire such Receivable pursuant to and in accordance with the terms of the Originator Sale Agreement, (B) take all action necessary to perfect, protect and more fully evidence the Seller's ownership of such Receivable, including, without limitation, (1) filing and maintaining effective financing statements (Form UCC-1) against the Originators in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (2) executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (C) take all additional action that the Deal Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Receivables and other Purchased Property related thereto and
(ii) will not purchase from any Originator pursuant to the Originator Sale Agreement any receivables acquired by such Originator from any Person pursuant to a Permitted Acquisition except to the extent such receivables are Eligible Receivables and the sale thereof would not otherwise cause a breach of any provision of this Agreement or the Originator Sale Agreement.

                  (i) Maintenance of Separate Existence. The Seller will do all things necessary to maintain its corporate existence separate and apart from the Originators and all other Affiliates of the Seller, including, without limitation, (i) practicing and adhering to corporate formalities, such as maintaining appropriate corporate books and records; (ii) maintaining at all times at least one "Independent Director", as defined in and as required under the Seller's Certificate of Incorporation; (iii) owning or leasing pursuant to written leases (including the Administrative Services and Lease Agreement) all office furniture and equipment necessary to operate its business; (iv) refraining from (A) guaranteeing or otherwise becoming liable for any obligations of any of its Affiliates, (B) having obligations guaranteed by its Affiliates, (C) holding itself out as responsible for debts of any of its Affiliates or for decisions or actions with respect to the affairs of any of its Affiliates, and (D) being named as a direct or contingent beneficiary or loss payee on any insurance policy of any Affiliate; (v) maintaining all of its deposit and other bank accounts and all of its assets separate from those of any other Person; (vi) maintaining all of its financial records separate and apart from those of any other Person and ensuring that any of the Originators' consolidated financial statements contain appropriate disclosures concerning the Seller's separate existence; (vii) compensating all its employees, officers, consultants and agents for services provided to it by such Persons, or reimbursing any of its Affiliates in respect of services provided to it by employees, officers, consultants and agents of such Affiliate, out of its own funds; (viii) maintaining office space that is physically segregated from that of any of its Affiliates (even if such office space is subleased from or is on or near premises occupied by any of its Affiliates) and a separate telephone number which will be answered only in its name; (ix) accounting for and managing all of its liabilities separately from those of any of its Affiliates; (x) allocating, on an arm's-length basis pursuant to the Administrative Services and Lease Agreement, all shared corporate operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer equipment and software; (xi) refraining from paying dividends or making distributions, loans or other advances to any of its Affiliates except, in each case, as duly authorized by its board of directors and in accordance with applicable corporation law; (xii) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving the Seller, any Originator or any other Affiliate of the Seller to substantively consolidate assets and liabilities of the Seller with the assets and liabilities of any such Person or any other Affiliate of the Seller; (xiii) maintaining adequate capitalization in light of its business and purpose and without the need for ongoing capital contributions from OutSource International; (xiv) conducting all of its business (whether written or oral) solely in its own name; (xv) require that its employees, if any, when conducting its business identify themselves as such and not as employees of any other Affiliate of the Seller (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Seller's employees); and
(xvi) taking all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinion(s) of Shutts & Bowen, counsel to the Originators and the Seller, issued in connection with the Originator Sale Agreement and relating to the issues of substantive consolidation and true sale of the Receivables and the related property.

                  (j) Supplemental Opinions. The Seller will cause to be delivered to the Deal Agent within 30 days following the Deal Agent's request therefor, but in no event more frequently than once during each calendar year commencing after the first anniversary date of the initial Purchase, supplemental opinions of outside counsel to the Seller and the Originators in the form of Exhibit D or otherwise in form and substance reasonably satisfactory to the Deal Agent, reaffirming the opinions set forth in the opinion letters of Shutts & Bowen delivered to the Deal Agent in connection with the initial Purchase hereunder pursuant to Section 3.01 or providing in reasonable detail the reasons why any such opinions cannot be reaffirmed.

                  (k) Transactions with Affiliates. The Seller will not enter into, or be a party to, any transaction with any of its Affiliates, except (i) the transactions permitted or contemplated by this Agreement and the Originator Sale Agreement, and (ii) other transactions (including, without limitation, the lease of office space or computer equipment or licensing of software by the Seller to or from an Affiliate) (A) in the ordinary course of business, (B) pursuant to the reasonable requirements of the Seller's business, (C) upon fair and reasonable terms that are substantially similar to the terms that could be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Seller, and (D) not inconsistent with the factual assumptions set forth in the opinion letter issued by Shutts & Bowen delivered to the Deal Agent pursuant to Section 3.01 (relating to the issues of substantive consolidation and true sale of the Receivables and the related property), as such assumptions may be modified in any subsequent opinion letter delivered pursuant to Section 5.01(j). It is understood that any compensation arrangement for officers shall be permitted under clause (ii)(A), (B) and (C) above if such arrangement has been expressly approved by the board of directors of the Seller.

                  (l) Debt; Investments. The Seller will not incur any Debt other than (i) Debt arising hereunder or under the Originator Sale Agreement and
(ii) Debt owing to each of the Originators evidenced by subordinated non-negotiable promissory notes in form and substance satisfactory to the Deal Agent and not inconsistent with the factual assumptions set forth in the opinion letter issued by Shutts & Bowen delivered to the Deal Agent pursuant to Section
3.01 (relating to the issues of substantive consolidation and true sale of the Receivables and the related property), as such assumptions may be modified in any subsequent opinion letter delivered pursuant to Section 5.01(j). The Seller will not make any Investments (including, without limitation, the creation of, and the making of capital contributions to, a subsidiary) other than Permitted Investments.

                  (m) Change in the Originator Sale Agreement. The Seller will not, without the prior consent of the Deal Agent, (a) amend, modify, waive or terminate any terms or conditions of the Originator Sale Agreement or of any other Facility Document to which it is a party, or (b) exercise any discretionary rights granted to the Seller under the Originator Sale Agreement pursuant to provisions thereof providing for certain actions to be taken "with the consent of the Buyer", "acceptable to the Buyer" as "specified by the Buyer", "in the reasonable judgment of the Buyer" or similar provisions.

                  (n) Amendment to Certificate of Incorporation. The Seller will not amend, modify or otherwise make any change to its Certificate of Incorporation, except in accordance with the terms and provisions thereof.

                  (o) Audits. At any time and from time to time upon prior written notice to the Seller during regular business hours and on an annual (or more frequent) basis, if requested by the Deal Agent, the Seller will permit the Deal Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records, and (ii) to visit the offices and properties of the Seller for the purpose of examining such Records, and to discuss matters relating to the Receivables or the Seller's performance hereunder with any of the officers or employees of the Seller having knowledge of such matters; provided, however, that, unless an event or circumstance has occurred that would constitute (or, with the giving of notice or the passage of time or both, would constitute) an Event of Termination pursuant to Section 7.01(k) hereof or the Deal Agent otherwise in good faith considers it prudent to perform such functions more frequently, the Deal Agent will limit such functions to only twice a year. Each such audit shall be at the sole expense of the Seller (subject to the Seller's right under the Originator Sale Agreement to recover such expenses from the Originators).

                  (p) Keeping of Records and Books of Account. The Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Purchased Receivables (including, without limitation, records adequate to permit the daily identification of all collections of and adjustments to each Purchased Receivable).

                  (q) Location of Records. The Seller will keep its chief place of business and chief executive office, and the offices where it keeps the Records, at the address of the Seller referred to in Section 10.02, or, in any such case, upon 30 days' prior written notice to the Deal Agent, at such other locations within the United States where all action required by Section 6.08 shall have been taken and completed.

                  (r) Credit and Collection Policies. The Seller will, and will cause the Servicer to, comply in all material respects with the Credit and Collection Policy in regard to each Purchased Receivable and the related Contract. The Seller shall not, without the written consent of the Deal Agent
(i) make any change in the character of its business or (ii) make or agree to make any material change in the Credit and Collection Policy.

                  (s) Change in Payment Instructions to Obligors. The Seller will not add or terminate any bank as a Lock-Box Bank from those listed in
Schedule III to the Originator Sale Agreement or Schedule III hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Bank, unless the Deal Agent shall have given its prior written consent to such addition, termination or change (which consent shall not be unreasonably withheld) and the Deal Agent shall have received (i) ten Business Days' prior notice of such addition, termination or change, (ii) prior to the effective date of such addition, termination or change, (x) executed copies of Lock-Box Agreements executed by each new Lock-Box Bank and the Seller and (y) copies of all agreements and documents signed by either the Seller or the respective Lock-Box Bank with respect to any new Lock-Box Account, and (iii) the prior written consent of the Purchaser to such addition, termination or change (which consent shall not be unreasonably withheld).

                  (t) Change in Corporate Name. The Seller will not make any change to its corporate name, or use any trade names, fictitious names, assumed names or "doing business as" names.

                  (u) Taxes. The Seller will file or cause to be filed all federal, state and local tax returns which are required to be filed by it. The Seller shall pay or cause to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Seller shall have set aside adequate reserves on its books in accordance with GAAP.

                  (v) Facility Documents. The Seller will comply in all material respects with the terms of and employ the procedures outlined in and enforce the obligations of the Originators under the Originator Sale Agreement, enforce all of the other rights of the Seller under each of the other Facility Documents to which it is a party, take all such action to such end as may be from time to time reasonably requested by the Deal Agent, and maintain all such Facility Documents in full force and effect and make to the Originators such reasonable demands and requests for information and reports or for action as the Seller is entitled to make thereunder and as may be from time to time reasonably requested by the Deal Agent.

                  (w) Segregation of Collections. The Seller will to the fullest extent practicable prevent the deposit into any of the Lock-Box Accounts of any funds other than Collections and, to the extent that any such funds are nevertheless deposited into any of such Lock-Box Accounts, such funds will be relatively insignificant in amount and the Seller will promptly identify any such funds to the Servicer for segregation and remittance to the owner thereof. To the extent that an Obligor has assigned other receivables as payment for any Receivables and the Collections of such receivables exceeds the balance of such Receivables, the Seller will promptly identify any such funds to the Servicer for segregation and remittance to the applicable Obligor.

                  (x) Accounting Treatment. The Seller will not prepare any financial statements or other statements (including any tax filings which are not consolidated with those of the Originators) which shall account for the transactions contemplated by the Originator Sale Agreement in any manner other than as the sale of, or a capital contribution of, the "Transferred Assets" (as defined therein) by the Originators to the Seller (it being understood, however, that such sales may not be recognized for all accounting and tax purposes due to principles of consolidated financial reporting and the filing of tax returns on a consolidated basis).

                  (y) Qualification to Do Business. The Seller will duly qualify to do business, and be in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified and the failure to do so could reasonably be expected to have a material adverse effect on the Seller's ability to perform its obligations hereunder or the ability to assign or collect the Purchased Receivables hereunder.


                                   ARTICLE VI
                                   ----------
               ADMINISTRATION, COLLECTION AND MONITORING OF ASSETS
               ---------------------------------------------------

                  SECTION 6.01. Appointment and Designation of the Servicer. The Seller, the Purchaser and the Deal Agent hereby appoint the Person (the "Servicer") designated by the Deal Agent from time to time with the approval of the Purchaser pursuant to this Section 6.01, as their agent to service, administer and collect the Receivables and otherwise to enforce their respective rights and interests in, to and under the Receivables, the Related Security and the Contracts. The Servicer's authorization under this Agreement shall terminate on the Collection Date. Until the Deal Agent gives notice to the Seller of a designation of a new Servicer after the occurrence of a Servicer Termination Event, or consents to the appointment by the Seller of a new "Servicer" under and pursuant to the Originator Sale Agreement, OutSource International is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Deal Agent may (with the approval of the Purchaser and only after the occurrence of a Servicer Termination Event) designate as Servicer any Person to succeed OutSource International or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. Each of the Seller and the Servicer hereby grants to any successor Servicer an irrevocable power of attorney to take any and all steps in the Seller's or the Servicer's name, as applicable, and on behalf of the Seller or the Purchaser, as may be necessary or desirable, in the determination of the successor Servicer, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Servicer may, with the prior consent of the Deal Agent, subcontract with any other Person for servicing, administering or collecting the Receivables, provided that the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof. Notwithstanding anything to the contrary contained in this Agreement, the Servicer, if not the Seller or an Affiliate thereof, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any Receivable that is not a Purchased Receivable other than to deliver to the Seller the Collections and documents with respect to any such Receivable that is not a Purchased Receivable as described in Sections 6.03 and 6.06(b).

                  SECTION 6.02. Collection of Receivables by the Servicer; Extensions and Amendments of Receivables. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy; provided, however, that, (a) the Deal Agent shall have the absolute and unlimited right to direct the Servicer (whether the Servicer is the Seller, an Originator or otherwise) to commence or settle any legal action, to enforce collection of any Purchased Receivable or to foreclose upon or repossess any Related Security, (b) the Servicer shall not make the Deal Agent or the Purchaser a party to any litigation without the express written consent of the Deal Agent or the Purchaser, as the case may be. If the Termination Date shall not have occurred, OutSource International, while it is Servicer, may, in accordance with the Credit and Collection Policy, (a) extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as OutSource International may determine to be appropriate to maximize Collections thereof and (b) adjust the Outstanding Balance of any Receivable to reflect the reductions or cancellations described in the first sentence of Section 2.07, in each such case in accordance with the requirements of the Credit and Collection Policy and provided that such extension or adjustment shall not alter the status of such Receivable as a Defaulted Receivable or limit the rights of the Purchaser or Deal Agent under this Agreement. Except as otherwise permitted pursuant to the next preceding sentence, neither the Servicer nor the Seller will extend, amend, cancel or otherwise modify the terms of any Purchased Receivable, or amend, modify, cancel or waive any term or condition of any Contract related thereto without the prior written approval of the Deal Agent.

                  SECTION 6.03. Distribution and Application of Collections. The Servicer shall set aside for the account of the Seller and the Purchaser their respective allocable shares of the Collections of Receivables in accordance with Sections 2.05 and 2.06. The Servicer shall as soon as practicable following receipt turn over to the Seller the Collections of any Receivable which is not a Purchased Receivable less, in the event neither OutSource International nor an Affiliate thereof is the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering the Receivables to the extent not covered by the Servicer Fee received by it.

                  SECTION 6.04. Other Rights of the Deal Agent. At any time following the occurrence of a Servicer Termination Event or the designation of a Servicer other than OutSource International, the Seller or any Affiliate of either thereof pursuant to Section 6.01:

                  (a) The Deal Agent may or, at the request of the Deal Agent, the Seller shall (in either case, at the Seller's expense) direct the Obligors of Receivables, or any of them, to pay all amounts payable under any Receivable directly to the Deal Agent or its designee;

                  (b) The Deal Agent may or, at the request of the Deal Agent, the Seller shall (in either case, at the Seller's expense) give each of the Obligors notice of the Purchaser's interests in the Purchased Receivables; and

                  (c) The Seller shall, at the Deal Agent's request and at the Seller's expense, (i) assemble all Records and make the same available to the Deal Agent or its designee at a place selected by the Deal Agent or its designee, and (ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Deal Agent and, promptly following receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Deal Agent or its designee.

                  SECTION 6.05. Records; Audits. (a) The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the timely and full collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Purchased Receivable and all Collections of and adjustments to each existing Purchased Receivable).

                  (b) The Servicer, whether or not OutSource International or an Affiliate thereof, shall hold all Records in trust for the Seller and the Purchaser in accordance with their respective interests. Subject to the receipt of contrary instructions from the Deal Agent, the Seller will deliver all Records to such Servicer; provided, however, that the Servicer, if other than OutSource International, shall as soon as practicable upon demand deliver to the Seller all Records in its possession relating to Receivables of the Seller other than Purchased Receivables, and copies of Records in its possession relating to Purchased Receivables.

                  (c) The Servicer will, from time to time during regular business hours as requested by the Deal Agent, permit the Deal Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Servicer for the purpose of examining such Records and to discuss matters relating to the Receivables or the Servicer's or the Seller's performance hereunder with any of the officers or employees of the Servicer or the Seller having knowledge of such matters.

                  SECTION 6.06. Receivable Reporting. (a) The Servicer, so long as it is OutSource International or an Affiliate thereof, and otherwise the Seller, will deliver to the Deal Agent (i) prior to the Asset Report Date occurring during each Collection Period hereafter, a report identifying the Purchased Receivables (and the aged balance thereof), by Obligor and invoice number, as of the last day of the preceding Collection Period, (ii) as of the Termination Date, a report identifying the Purchased Receivables (and the aged balance thereof), by Obligor and invoice number, within five (5) Business Days after the Termination Date, (iii) upon the Deal Agent's written request, no less frequently than once per week, a report identifying the Purchased Receivables, by Obligor and invoice number as of the close of business on the preceding Sunday and (iv) prior to the Asset Report Date occurring in each Collection Period hereafter, a report identifying the outstanding accounts payable of each of the Originators as of the last day of the preceding Collection Period, identified by the relevant Originator and the account payee.

                  (b) On or prior to the Asset Report Date occurring in each Collection Period, the Servicer shall prepare and forward to the Deal Agent for the Purchaser, an Asset Report relating to all Purchased Receivables, as of the close of business of the Servicer on the last day of the preceding Collection Period.

                  SECTION 6.07. Collections and Lock-Boxes. The Seller and the Servicer will

                  (i) instruct all Obligors to cause all Collections to be either (A) remitted to a Lock-Box and will cause each Lock-Box Bank to retrieve such Collections promptly and deposit the same to the respective Lock-Box Accounts or (B) deposited directly with the Lock-Box Bank, and

                  (ii) instruct all Lock-Box Banks to transfer such Collections in same day funds to a special-purpose segregated interest-bearing trust account in the name of the Deal Agent (the "Collection Account") maintained with a financial institution (the "Collection Account Bank") acceptable to the Deal Agent, which shall initially be BankBoston, N.A. (provided, however, that in the event that the Collection Account is maintained at a commercial bank having (x) combined capital and surplus of at least $250,000,000 and (y) a short-term debt rating of at least A-1 from S&P, P-1 from Moody's and D-1 from DCR (if rated by DCR), the Collection Account need not be a trust account). In accordance with the terms of the Collection Account Agreement, to be entered into among the Collection Account Bank, the Servicer, the Purchaser and the Deal Agent, the Servicer shall instruct the Collection Account Bank to allocate and remit such Collections in accordance with Sections 2.05 and 2.06; provided, however, that the Deal Agent may, upon the occurrence of a Servicer Termination Event, revoke the Servicer's authority with respect to the Collection Account, direct the Collection Account Bank to cease taking instructions from the Servicer and to thereafter take direction solely from the Deal Agent. If the Seller receives any Collections, the Seller will remit such Collections to the Collection Account (including, without limitation, any Collections deemed to have been received pursuant to Section 2.07) within one Business Day following the Seller's receipt thereof. The Seller will not add or terminate any bank as Lock-Box Bank from those listed in Schedule III or make any change in its instructions to Obligors regarding payments to be made to any Lock Box or any Lock-Box Bank, unless the Deal Agent shall have received at least ten Business Days' prior written notice of such addition, termination or change and all actions reasonably requested by the Deal Agent to protect and perfect the interest of the Deal Agent and the Purchaser in the Collections of Purchased Receivables have been taken and completed. The Seller hereby transfers to the Deal Agent, effective upon the initial Purchase, the exclusive ownership and control of each of the Lock-Box Accounts. The Seller hereby agrees to take any further action necessary that the Deal Agent may reasonably request to effect such transfer.

                  SECTION 6.08. UCC Matters; Protection and Perfection of Purchased Property. The Seller will keep its principal place of business and chief executive office, and the office where it keeps the Records, at the address of the Seller referred to in Section 4.01(k) or, upon 30 days' prior written notice to the Deal Agent, at such other locations within the United States where all actions reasonably requested by the Deal Agent to protect and perfect the interest of the Deal Agent and the Purchaser in the Purchased Receivables have been taken and completed. The Seller will not make any change to its corporate name or use any tradenames, fictitious names, assumed names, "doing business as" names or other names other than those described in Schedule IV, unless prior to the effective date of any such name change or use, the Seller delivers to the Deal Agent such executed financing statements as the Deal Agent may request to reflect such name change or use, together with such other documents and instruments as the Deal Agent may request in connection therewith. The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Deal Agent may reasonably request in order to perfect, protect or more fully evidence the Purchased Interests acquired by the Purchaser hereunder, or to enable the Purchaser or the Deal Agent to exercise or enforce any of their respective rights hereunder. Without limiting the generality of the foregoing, the Seller will: (a) upon the request of the Deal Agent, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Deal Agent may request, and (b) on or prior to the date hereof, mark its master data processing records evidencing such Purchased Receivables and related Contracts with a legend, acceptable to the Deal Agent, evidencing that the Purchaser has acquired an interest therein as provided in this Agreement. The Seller hereby authorizes the Deal Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Purchased Property now existing or hereafter arising without the signature of the Seller where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Purchased Property or any part thereof shall be sufficient as a financing statement. The Seller shall, upon the request of the Deal Agent at any time and at the Seller's expense, notify the Obligors of Purchased Receivables, or any of them, of the ownership of Purchased Interests by the Purchaser. If the Seller fails to perform any of its agreements or obligations under this Section 6.08, the Deal Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Deal Agent incurred in connection therewith shall be payable by the Seller upon the Deal Agent's demand therefor. For purposes of enabling the Deal Agent to exercise its rights described in the preceding sentence and elsewhere in this Article VI, the Seller and the Purchaser hereby authorize the Deal Agent to take any and all steps in the Seller's name and on behalf of the Seller and the Purchaser necessary or desirable, in the determination of the Deal Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

                  SECTION 6.09. Obligations of the Seller With Respect to Receivables. The Seller will (a) at its expense, regardless of any exercise by the Deal Agent or the Purchaser of their rights hereunder, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Purchased Receivables to the same extent as if Purchased Interests therein had not been sold hereunder and (b) pay when due any taxes, including without limitation, sales and excise taxes, payable in connection with the Purchased Receivables. In no event shall the Deal Agent or the Purchaser have any obligation or liability with respect to any Purchased Receivables or related Contracts, nor shall any of them be obligated to perform any of the obligations of the Seller or the Originators or any of their Affiliates thereunder. The Seller will, and will cause the Servicer to, timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Purchased Receivable and the related Contract. The Seller will not make any change in the character of its business or make or agree to make any change in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Purchased Receivable.

                  SECTION 6.10. Applications of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to the Seller or any Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Deal Agent, be applied as a Collection of any Purchased Receivable of such Obligor, in the order of the age of such Receivables, starting with the oldest such Purchased Receivable, to the extent of any amounts then due and payable thereunder, before being applied to any Receivable that is not a Purchased Receivable or other indebtedness of such Obligor.

                  SECTION 6.11. Annual Servicing Report of Independent Public Accountants. On an annual basis on or before March 31 of each calendar year, beginning with March 31, 1999, the Servicer shall cause nationally recognized independent public accountants acceptable to the Deal Agent, to furnish a report to each of the Servicer, the Seller, the Purchaser, the Deal Agent and each Rating Agency then rating the Commercial Paper at the request of EagleFunding substantially to the effect that (i) such accountants have examined certain documents and records relating to the servicing of Receivables under this Agreement, compared the information contained in the Weekly Settlement Reports and Asset Reports delivered by or on behalf of the Seller under this Agreement during the annual period covered by such report (or such shorter initial period, as the case may be) with such documents and records and that, on the basis of such examination, and subject to such reasonable limitations and qualifications as may be set forth in such report, such accountants are of the opinion that the servicing has been conducted substantially in compliance with the terms and conditions as set forth in Article VI of this Agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement and (ii) such accountants have compared the mathematical calculations of each amount set forth in the Weekly Settlement Reports and Asset Reports delivered pursuant to this Agreement during the period covered by such report with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.

                                   ARTICLE VII
                                   -----------
                              EVENTS OF TERMINATION
                              ---------------------

                  SECTION 7.01. Events of Termination. If any of the following events ("Events of Termination") shall occur:

                  (a) (i) The Servicer (if other than the Deal Agent) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.01(a)) and such failure shall remain unremedied for two Business Days after written notice to Servicer and Seller or (ii) either the Servicer (if other than the Deal Agent) or the Seller shall fail to make any payment or deposit to be made by it hereunder when due; or

                  (b) (i) Any representation or warranty made or deemed to be made by the Seller (or any of its officers or agents) under or in connection with this Agreement or any Asset Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made or (ii) any representation or warranty made or deemed to be made by OutSource International, any Originator or the Servicer (or any of their respective officers or agents) under or in connection with the Originator Sale Agreement or this Agreement (as the case may be) shall prove to have been false or incorrect in any material respect when made; or

                  (c) Either the Seller, OutSource International or any Originator (individually or in its capacity as Servicer) shall fail to perform or observe any term, covenant or agreement (other than any term covenant, or agreement described in either of clauses (a) or (b) above) contained in this Agreement or in the Originator Sale Agreement on its part to be performed or observed and any such failure shall remain unremedied for two (2) Business Days after written notice thereof shall have been given by the Deal Agent to the Seller; or

                  (d) (i) The Seller, OutSource International or any Originator shall fail to pay any principal of or premium or interest on any Debt, if, in the case of OutSource International or any Originator, the aggregate principal amount of such Debt is $500,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) any other default or any event which, with the passage of time or the giving of notice, or both, would constitute a default under any agreement or instrument relating to any such Debt, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument; provided, however, that, if such default arises solely under the Revolving Credit Agreement and the lenders thereunder have waived or rescinded such event, such event shall not constitute an "Event of Termination" hereunder; or (iii) any Debt of the Seller, OutSource International or any Originator, if, in the case of OutSource International or any Originator the aggregate principal amount of such Debt is $500,000 or more, shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

                  (e) Either (i) any Purchase, Capital Increase or remittance of Collections shall for any reason, except to the extent permitted by the terms hereof, cease to create a valid and perfected first priority undivided percentage ownership or security interest in each Purchased Receivable and the Related Security and Collections with respect thereto or (ii) any purchase by the Seller of a Receivable from the Originator shall, for any reason, cease to create in favor of the Seller a valid and perfected first priority ownership or security interest in each Purchased Receivable and the Related Security and Collections with respect thereto; or

                  (f) (i) The Seller, OutSource International, any Originator or any of their respective Affiliates shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, OutSource International or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against (but not by) OutSource International or any Originator, either such proceeding shall have remained undismissed or unstayed for a period of 60 days or any order for relief of the sort described above shall have been entered; or (ii) the Seller, OutSource International or any Originator shall take any corporate action to authorize any of the actions set forth in clause (i) above in this Section 7.01(f); or

                  (g) the Default Ratio for any Collection Period shall exceed 5.0%, or the Delinquency Ratio for any Collection Period shall exceed 8.0%, or the Dilution Ratio for any Collection Period shall exceed 4.0%; or

                  (h) (i) There shall have occurred and be continuing an "Event of Termination" under the Originator Sale Agreement, or (ii) the Originator Sale Agreement shall have ceased to be valid, binding and enforceable as against any of the parties thereto without any amendment, modification, waiver or termination of any terms or conditions thereof, other than as agreed to in writing by the Deal Agent, or (iii) the Originators shall have ceased for any reason to sell all of the "Receivables" under and as defined in the Originator Sale Agreement to the Seller pursuant to the Originator Sale Agreement, or (iv) the assignment to the Deal Agent of all of the Seller's right and title to and interest in the Originator Sale Agreement shall have ceased, for any reason, to be fully effective and enforceable by the Deal Agent as against any of the parties of the Originator Sale Agreement; or

                  (i) OutSource International shall cease to own (whether directly or indirectly) 100% of the issued and outstanding stock of the Seller; or

                  (j) The Seller shall fail to make payment as specified in
Section 2.05(b) and such failure shall remain unremedied for two Business Days after written notice thereof shall have been given by the Deal Agent to the Seller; or

                  (k) A Servicer Termination Event shall have occurred and be continuing; or

                  (l) The date on which some or all of the "Liquidity Commitments" under the Liquidity Agreement shall cease to be effective or shall terminate without renewal or such "Liquidity Commitments" shall ever be less than 102% of the Purchase Limit; or

                  (m) Any Originator, the Seller or the Servicer shall fail to perform or observe any material term, covenant or agreement contained in the Credit and Collection Policy and such failure shall remain unremedied for two Business Days after written notice to Servicer and Seller; or

                  (n) A Coverage Shortfall Event shall exist and such Coverage Shortfall Event shall remain unremedied for two Business Days, or the Purchased Interest shall exceed 100% and such condition shall remain unremedied for two Business Days; or

                  (o) The IRS or the PBGC shall have filed notice of one or more Adverse Claims against any Originator, the Seller or any ERISA Affiliate under ERISA or the Code, unless such Adverse Claim does not purport to cover the Receivables, and such notice shall have remained in effect for more than thirty
(30) Business Days unless, prior to the expiration of such period, such Adverse Claims shall have been adequately bonded by such Originator, Seller or the ERISA Affiliate (as the case may be) in a transaction with respect to which the Deal Agent has given its prior written approval; or

                  (p) The Seller shall have become subject to registration as an "investment company" within the meaning of the Investment Company Act; or

                  (q) The Deal Agent shall have received an "Enforcement Notice" under the Intercreditor Agreement; or

                  (r) The Revolving Credit Agreement shall cease to be in full force and effect;

then, and in any such event, the Deal Agent may, by notice to the Seller declare the Termination Date to have occurred, except that, in the case of any event described in Section 7.01(l) or (p), or in clause (i) of Section 7.01(f) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Deal Agent and the Purchaser shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                                  ARTICLE VIII
                                  ------------
                                 INDEMNIFICATION
                                 ---------------

                  SECTION 8.01. Indemnities by the Seller. Without limiting any other rights which the Deal Agent, the Purchaser, the Liquidity Providers or any of their respective Affiliates may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Deal Agent, the Purchaser, each Liquidity Provider, each of their respective Affiliates, and each of their respective directors, officers, employees, agents and attorneys (all of the foregoing being collectively referred to as "Indemnified Parties") from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or actually incurred by any of them arising out of or resulting from:

                  (i) any Purchased Receivable represented or deemed represented by the Seller to be an Eligible Receivable which is not an Eligible Receivable at the time such representation is made or deemed made;

                  (ii) reliance on any representation or warranty made or deemed made by the Seller, the Servicer (if OutSource International or one of its Affiliates) or any of their respective officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

                  (iii) the failure by the Seller or the Servicer (if OutSource International or one of its Affiliates) to comply with any term, provision or covenant contained in this Agreement or any of the other Facility Documents, or with any applicable law, rule or regulation with respect to any Receivable, the related Contract or the Related Security, or the nonconformity of any Receivable, the related Contract or the Related Security with any such applicable law, rule or regulation;

                  (iv) (A) the failure to vest and maintain vested in the Purchaser or to transfer to the Purchaser, legal and equitable title to and ownership of, a percentage ownership interest, corresponding to the Purchased Interest, in the Receivables which are, or are purported to be, Purchased Receivables, together with all Collections and Related Security; or (B) the failure to grant to the Deal Agent, for the benefit of itself and the Purchaser, a valid and perfected first priority "security interest," under Article 9 of the UCC, in and to the Receivables which are, or are purported to be, Purchased Receivables, together with all Collections and Related Security; in each case free and clear of any Adverse Claim whether existing at the time of the Purchase of any such Receivable or at any time thereafter;

                  (v) the failure to prevent, as of the close of business on each Business Day prior to the Termination Date, a Coverage Shortfall Event from occurring;

                  (vi) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables which are, or are purported to be, Purchased Receivables, whether at the time of any Purchase or at any subsequent time;

                  (vii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable which is, or is purported to be, a Purchased Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (viii) any failure of the Seller or the Servicer (if OutSource International or one of its Affiliates) to perform its duties or obligations in accordance with the provisions of this Agreement or any failure by an Originator, the Seller or any Affiliate thereof to perform its respective duties under the Contracts;

                  (ix) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable or Contract;

                  (x) the failure to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with the Purchased Receivables;

                  (xi) any repayment by the Deal Agent or the Purchaser of any amount previously distributed in reduction of Capital or payment of Yield or any other amount due hereunder, in each case which amount the Deal Agent or the Purchaser believes in good faith is required to be repaid;

                  (xii) the commingling of Collections of Purchased Receivables at any time with other funds;

                  (xiii) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or reinvestments or the ownership of Purchased Property or in respect of any Receivable, Related Security or Contract except any such investigation, litigation or proceeding arising from the gross negligence or willful misconduct of the Purchaser or Deal Agent;

                  (xiv) any failure by the Seller to give reasonably equivalent value to each Originator in consideration for the transfer by such Originator to the Seller of any Receivables or Related Security, or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

                  (xv) the failure of the Seller, any Originator or any of their respective agents or representatives (including, without limitation, agents, representatives and employees of the Originators acting pursuant to authority granted under Section 6.01) to remit to the Servicer or the Deal Agent, Collections of Purchased Receivables remitted to the Seller, such Originator or any such agent or representative.

Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Seller to the Deal Agent within five Business Days following the Deal Agent's written demand therefor. Notwithstanding any other provision of this Agreement to the contrary, the Seller shall not indemnify the Indemnified Parties for or with respect to any Indemnified Amounts that would constitute recourse for uncollectible Purchased Receivables due to credit reasons.

                  SECTION 8.02. Optional Repurchases of Purchased Interest. (a) The Seller may, at any time upon not less than five Business Days' prior written notice to the Deal Agent, elect to repurchase the Purchased Interest (or a portion thereof), which repurchase shall take place on the Business Day next succeeding the fifth Business Day to occur following the Deal Agent's receipt of such notice, in consideration of the payment of all or a portion of outstanding Capital and accrued Yield on such day in accordance with the terms of subsection
(b) of this Section 8.02.

                  (b) In the case of a repurchase from the Purchaser by the Seller of the Purchased Interest (or a portion thereof) pursuant to this Section 8.02, the Seller shall, on the Business Day coinciding with such repurchase, make a payment to the Deal Agent, the proceeds of which repurchase shall be deemed to be Collections relating to the Purchased Interest received by the Seller, and the amount of which payment shall be applied in the following order of priority:

                  (i)(A) First, to pay any accrued and unpaid Servicer Fee (if the Servicer is a party other than OutSource International or an Affiliate thereof), and (B) second, to pay any such Servicer Fee to be accrued through (and including) the next scheduled payment date therefor;

                  (ii)(A) First, to pay accrued and unpaid Yield with respect to Purchase Periods associated with the portions of Capital to be reduced in accordance with clause (vii) below, and (B) second, to pay any Liquidation Fee payable in connection with such reduction of Capital;

                  (iii)(A) First, to pay accrued and unpaid Liquidity Fee which is then due and payable, and (B) second, to pay any such Liquidity Fee to be accrued through such date;

                  (iv)(A) First, to pay accrued and unpaid Program Fee which is then due and payable, and (B) second, to pay any such Program Fee to be accrued through such date;

                  (v)(A) First, to pay any Administrative Fee which is then due and payable, and (B) second (unless such payment is sufficient to reduce Capital to zero in accordance with the application to be made pursuant to this Section 8.02(b)), to be retained in the Collection Account to the extent of the Administrative Fee payable in respect of the next succeeding annual period;

                  (vi)(A) First, to pay to pay the portion of any other accrued and unpaid obligations which have not been paid pursuant to clauses (i) through (v) above and which are then due and payable by the Seller to the Purchaser or the Deal Agent under this Agreement or any of the other Facility Documents;

                  (vii) to pay all Capital relating to any Purchase Periods selected by the Deal Agent in the exercise of its sole discretion;

                  (viii)(A) First, to pay any accrued and unpaid Servicer Fee (if the Servicer is OutSource International or an Affiliate thereof) which is then due and payable, and (B) second, to pay any such Servicer Fee to be accrued through (and including) the next scheduled payment date therefor.

                  (c) Notwithstanding anything herein or elsewhere to the contrary, the Purchased Interest shall be recomputed as of the close of business of the Servicer on the date of any repurchase made under this Section 8.02, after giving effect to the reduction of Capital arising as a result of such repurchase, and thereafter shall be automatically recomputed or deemed recomputed, or remain constant, as the case may be, in accordance with the provisions of Section 2.05(c).

                  (d) Any repurchase made pursuant to this Section 8.02 shall be made without recourse or warranty, express or implied (other than a representation and warranty that the Purchased Interest (or portion thereof) so repurchased is free and clear of any Adverse Claim created by or through the Purchaser).

                                   ARTICLE IX
                                   ----------
                                 THE DEAL AGENT
                                 --------------

                  SECTION 9.01. Authorization and Action. The Purchaser hereby appoints and authorizes the Deal Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Deal Agent by the terms hereof, together with such powers as are reasonably incidental thereto, including, without limitation, the power and authority to hold and to perfect any ownership interest or security interest created pursuant hereto or in connection herewith on behalf of the Purchaser.

                  SECTION 9.02. Deal Agent's Reliance, Etc. Neither the Deal Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Deal Agent under or in connection with this Agreement (including, without limitation, any action taken or omitted to be taken by it or them if the Deal Agent is designated as Servicer pursuant to Section 6.01) or any other agreement executed pursuant hereto, except for its or their own negligence or willful malfeasance or misfeasance. Without limiting the foregoing, the Deal Agent: (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Person and shall not be responsible to any other Person for any statements, warranties or representations made in or in connection with this Agreement or in connection with any of the other agreements executed pursuant hereto; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or to inspect the property (including the books and records) of the Seller; (iv) shall not be responsible to the Purchaser or any other Person for the due execution, legality, validity, enforceability, genuineness or sufficiency of value of this Agreement or any other agreement, instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement or any other agreement executed pursuant hereto, by acting upon any notice (including notice by telephone with respect to notices under Section 2.02), consent, certificate or other instrument or writing (which may be by telex or facsimile) believed by it to be genuine and signed or sent by the proper party or parties. Notwithstanding anything in this Section 9.02 to the contrary, the foregoing provisions of this
Section 9.02 shall not run in favor of the Deal Agent in connection with any claim against the Deal Agent made by EagleFunding.

                  SECTION 9.03. Deal Agent and Affiliates. With respect to any interests which may be assigned by the Purchaser to BSI, or any Affiliate of BSI, pursuant to Section 10.04, BSI or such Affiliate shall have the same rights and powers under this Agreement as would the Purchaser if it were holding such interests and may exercise the same as though it were not the Deal Agent. BSI and its Affiliates may generally engage in any kind of business with the Seller, any Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, any Originator or any Obligor or any of their respective Affiliates, all as if BSI were not the Deal Agent and without any duty to account therefor to the Purchaser or any Liquidity Provider.

                  SECTION 9.04.  [Reserved].

                  SECTION 9.05. Resignation of the Deal Agent. The Deal Agent may resign as Deal Agent hereunder at any time by giving not less than five (5) Business Days' prior written notice to the Purchaser, the Seller, the Servicer and each Rating Agency then rating the Commercial Paper, at the request of EagleFunding; such resignation to become effective only upon the later to occur of

                  (i) the earlier of (x) the appointment and acceptance of a successor Deal Agent as provided below and (y) the 30th day following delivery of such notice, and

                  (ii) the Purchaser's obtaining of written confirmation from each such Rating Agency that such resignation and appointment will not result in a withdrawal or downgrading of the then-current rating of the Commercial Paper by such Rating Agency.

Upon any such resignation, the Purchaser shall appoint a financial institution of its choosing as Deal Agent. Following the appointment of a successor Deal Agent and such successor Deal Agent's acceptance thereof, such successor Deal Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Deal Agent as Deal Agent hereunder, and the resigning Deal Agent shall be discharged from its duties and obligations as Deal Agent hereunder. After the Deal Agent's resignation, the provisions of this
Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Deal Agent.

                  SECTION 9.06. Payments. If in the opinion of the Deal Agent the distribution of any amount received by it in such capacity hereunder or under any of the other Facility Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Deal Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Deal Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                                    ARTICLE X
                                    ---------
                                  MISCELLANEOUS
                                  -------------

                  SECTION 10.01. Amendments and Waivers. (a) Except as provided in Section 10.01(b), no amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Seller, the Servicer and the Deal Agent, and no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Seller shall be effective without the written concurrence of the Deal Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
                  (b) Notwithstanding the provisions of Section 10.01(a), (i) the written consent of the Purchaser shall be required for any amendment, modification or waiver (A) reducing any Capital, or the Yield thereon, for any Purchase Period, (B) postponing any date for any payment of any Capital or the Yield thereon, for any Purchase Period, or for any payment of fees payable under the terms of the Fee Letter, or (C) modifying the provisions of this Section 10.01, and (ii) the written consent of the Purchaser shall be required for any amendment, modification or waiver increasing the Purchase Limit.

                  (c) Any time that the Commercial Paper is being rated by one or more of Moody's, S&P and DCR (as applicable) (each, a "Rating Agency"), at the request of EagleFunding, no material amendment or modification of any material provisions hereof shall be effective absent written confirmation by each such Rating Agency that such amendment or modification will not result in a withdrawal or downgrading of the then-current rating of the Commercial Paper by such Rating Agency. EagleFunding shall send, or shall cause to be sent, copies of all amendments, modifications or supplements to this Agreement to each Rating Agency then rating the Commercial Paper, at the request of EagleFunding, prior to the execution thereof by all parties thereto.

                  SECTION 10.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party's Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mails, first class postage prepaid, (b) notice by telex, when telexed against receipt of answerback, or (c) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article II shall not be effective until received.

                  SECTION 10.03 Setoff and Counterclaim. All payments to be made by the Seller or the Servicer under this Agreement shall be made free and clear of any counterclaim, set-off, deduction or other defense, which the Seller or the Servicer may have against the Purchaser, the Deal Agent, any Liquidity Provider, or against each other.

                  SECTION 10.04. No Waiver; Remedies. No failure on the part of the Deal Agent or the Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 10.05. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Seller, the Deal Agent, the Purchaser, the Servicer and their respective successors and permitted assigns. This Agreement and the Purchaser's rights and obligations hereunder and interest herein shall be assignable in whole or in part (including by way of the sale of participation interests therein) by the Purchaser and their respective successors and assigns. EagleFunding shall send, or cause to be sent, notice of such proposed assignment by the Purchaser, to each Rating Agency then rating the Commercial Paper at the request of EagleFunding, prior to the effectiveness thereof. The Seller may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Purchaser and the Deal Agent. The parties to each assignment or participation made pursuant to this Section 10.05 shall execute and deliver to the Deal Agent for its acceptance and recording in its books and records, an Assignment and Acceptance or a participation agreement or other transfer instrument reasonably satisfactory in form and substance to the Deal Agent and the Seller. Each such assignment or participation shall be effective as of the date specified in the applicable Assignment and Acceptance or other agreement or instrument only after the execution, delivery, acceptance and recording as described in the preceding sentence. The Deal Agent shall notify the Seller of any assignment or participation thereof made pursuant to this Section 10.05. The Purchaser may in connection with any assignment or participation or any proposed assignment or participation pursuant to this Section 10.05, disclose to the assignee or participant or proposed assignee or participant any information relating to the Seller and the Purchased Property furnished to the Purchaser by or on behalf of the Seller or the Servicer.

                  SECTION 10.06. Term of this Agreement. This Agreement, including, without limitation, the Seller's obligation to observe its covenants set forth in Articles V and VI, and the Servicer's obligation to observe its covenants set forth in Article VI, shall remain in full force and effect until the Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Seller pursuant to Articles III and IV, and the indemnification and payment provisions of Article VIII and Article IX and the provisions of Section 10.10 and Section 10.11 shall be continuing and shall survive any termination of this Agreement.

                  SECTION 10.07. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE PURCHASER, THE SELLER AND THE DEAL AGENT EACH HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

                  SECTION 10.08. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PURCHASER, THE SELLER AND THE DEAL AGENT EACH WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                  SECTION 10.09. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted to the Deal Agent, the Purchaser and the Indemnified Parties under Article VIII hereof, the Seller agrees to pay on demand all costs and expenses of EagleFunding and the Deal Agent incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Deal Agent and EagleFunding with respect thereto, and with respect to advising the Deal Agent and the Purchaser as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Deal Agent or the Purchaser in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

                  (b) The Seller shall pay on demand any and all commissions of placement agents and dealers in respect of commercial paper notes (to the extent not otherwise received by the Purchaser as a portion of Yield or Program Fee) issued to fund the Purchase of any interests in Purchased Property and any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other documents to be delivered hereunder or any agreement or other document providing liquidity support, credit enhancement or other similar support to the Purchaser in connection with this Agreement or the funding or maintenance of Purchases hereunder.

                  (c) The Seller shall pay on demand all other costs, expenses and taxes (excluding income taxes) incurred by an Issuer or any general or limited partner or shareholder of such Issuer ("Other Costs"), including, without limitation, the cost of auditing such Issuer's books by certified public accountants, the cost of rating such Issuer's commercial paper by independent financial rating agencies, the taxes (excluding income taxes) resulting from such Issuer's operations, and the reasonable fees and out-of-pocket expenses of counsel for such Issuer or any counsel for any general or limited partner or shareholder of such Issuer with respect to (i) advising such Person as to its rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, (ii) the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith or matters relating to such Issuer's operations and (iii) advising such Person as to the issuance of its commercial paper notes and action in connection with such issuance; provided, however, that the Seller and any other Persons who from time to time sell receivables or interests therein to the Purchaser ("Other Sellers") each shall be liable for such Other Costs ratably in accordance with the usage under their respective facilities; and provided, further, that if such Other Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs.

                  SECTION 10.10. No Proceedings. Each of the Seller, the Deal Agent, the Servicer and the Purchaser hereby agrees that it will not institute against, or join any other Person in instituting against, any Issuer any proceedings of the type referred to in clause (i) of Section 7.01(f) so long as any commercial paper issued by such Issuer shall be outstanding or there shall not have elapsed one year and one day since the last day on which any such commercial paper shall have been outstanding.

                  SECTION 10.11. Recourse Against Certain Parties. No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Purchaser as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of the Purchaser or any incorporator, affiliate, stockholder, officer, employee or director of the Purchaser or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Purchaser contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Purchaser, and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Purchaser or any incorporator, stockholder, affiliate, officer, employee or director of the Purchaser or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of the Purchaser contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of the Purchaser and each incorporator, stockholder, affiliate, officer, employee or director of the Purchaser or of any such administrator, or any of them, for breaches by the Purchaser of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 10.11 shall survive the termination of this Agreement.

                  SECTION 10.12. Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than the fee letters described in Section 2.09(a).

                  SECTION 10.13. Confidentiality. Except to the extent otherwise required by applicable laws, rules or regulation, unless the provider thereof shall otherwise consent in writing the Seller agrees that it shall (i) maintain the confidentiality of information obtained as a result of being a party hereto, to any related documents or to any of the transactions contemplated hereby or thereby (including, without limitation, the contents of any summary of indicative terms and conditions with respect to such transactions, and the provisions of this Agreement and any of the other Facility Documents) ("Confidential Information") and (ii) not disclose, deliver or otherwise make available to any third party any part of any such Confidential Information; provided, however, that the Seller may disclose any Confidential Information (w) to its legal counsel, auditors and accountants, (x) as may be required or requested by any governmental authority, regulatory body or rating agency, (y) subject to a written confidentiality agreement having terms substantially similar to this Section 10.13, to any Originator or any Affiliate thereof, any financial institution or other party that extends or is considering the extension of material debt or equity financing to any Originator or any Affiliate thereof, or (z) as may be required or appropriate in response to a court order or in connection with any litigation; provided further, however, that the Seller shall have no obligation of confidentiality whatsoever in respect of any information which may be generally available to the public or becomes available to the public through no fault of the Seller, any Originator or any of their respective Affiliates.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


THE SELLER:                                OUTSOURCE FUNDING CORPORATION


                                           By:/s/ Joseph C. Wasch
                                              -------------------------------
                                               Name:  Joseph C. Wasch
                                               Title: Vice President

                                           1144 E. Newport Center Drive
                                           Deerfield Beach, Florida 33442
                                           Suite 2A
                                           Attention: Scott Francis
                                           Facsimile No.: (954) 418-3365
                                           Telephone No.: (954) 418-6573


THE SERVICER:                              OUTSOURCE INTERNATIONAL, INC.


                                           By:/s/ Scott R. Francis
                                              -------------------------------
                                               Name:  Scott R. Francis
                                               Title: Chief Financial Officer

                                           1144 E. Newport Center Drive
                                           Deerfield Beach, Florida 33442
                                           Attention: Scott Francis
                                           Facsimile No.: (954) 418-3365
                                           Telephone No.: (954) 418-6573


THE DEAL AGENT:                            BANCBOSTON SECURITIES INC.


                                           By:/s/ Mark Gallivan
                                              -------------------------------
                                               Name:  Mark Gallivan
                                               Title: Director

                                           BancBoston Securities Inc.
                                           100 Federal Street, 9th Floor
                                           Boston, Massachusetts  02110
                                           Attention:  Adam Cohen
                                           Facsimile No.: (617) 434-1533
                                           Telephone No.: (617) 434-4301

THE PURCHASER:                             EAGLEFUNDING CAPITAL CORPORATION

                                           By: BankBoston, N.A., as its
                                               attorney-in-fact


                                           By:/s/ Mark Gallivan
                                              -------------------------------
                                               Name:  Mark Gallivan
                                               Title:  Director

                                            EagleFunding Capital Corporation
                                            c/o  BancBoston Securities Inc.
                                            100 Federal Street, 9th Floor
                                            Boston, Massachusetts  02110
                                            Attention:  Mitchell Feldman
                                            Facsimile No.: (617) 434-9591
                                            Telephone No.: (617) 434-5760


                                            c/o Lord Securities Corporation
                                            2 Wall Street, 19th Floor
                                            New York, New York  10005
                                            Attention:  Dwight Jenkins
                                            Telephone No.: (212) 346-9007
                                            Facsimile No.: (212) 346-9012

                                                                      SCHEDULE I



                          CONDITION PRECEDENT DOCUMENTS


                  As required by Section 3.01 of the Agreement, each of the following items must be delivered to the Deal Agent prior to the date of the initial Purchase:

                  (a) A copy of this Agreement duly executed by the Seller, the Purchaser and the Deal Agent;

                  (b) A certificate of the Secretary or Assistant Secretary of the Seller dated the date of this Agreement, certifying (i) the names and true signatures of the incumbent officers of the Seller authorized to sign this Agreement and the other Facility Documents to be delivered by it hereunder (on which certificate the Deal Agent and the Purchaser may conclusively rely until such time as the Deal Agent shall receive from the Seller a revised certificate meeting the requirements of this paragraph (b)), (ii) that the copy of the certificate of incorporation of the Seller attached thereto is a complete and correct copy and that such certificate of incorporation has not been amended, modified or supplemented and is in full force and effect, (iii) that the copy of the by-laws of the Seller attached thereto is a complete and correct copy and that such by-laws have not been amended, modified or supplemented and are in full force and effect, and (iv) the resolutions of the Seller's board of directors approving and authorizing the execution, delivery and performance by the Seller of this Agreement and the other Facility Documents to which it is a party;

                  (c) Good standing certificates for the Seller issued by the Secretaries of State of Delaware and Florida;

                  (d) Acknowledgment copies of proper financing statements (the "Facility Financing Statements"), dated a date reasonably near to the date of the initial Purchase, describing the Receivables and Related Security and (i) naming each Originator as seller, the Seller as purchaser and the Deal Agent as assignee and (ii) naming the Seller as debtor and the Deal Agent, on behalf of the Purchaser, as secured party, or other, similar instruments or documents, as may be necessary or, in the opinion of the Deal Agent or the Purchaser, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Purchaser's interests in all Receivables and Related Security and other Purchased Property;

                  (e) Acknowledgment copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables and Related Security previously granted by any Originator or the Seller;

                  (f) Certified copies of requests for information or copies (or a similar search report certified by a party acceptable to the Deal Agent), dated a date reasonably near to the date of the initial Purchase, listing all effective financing statements (including the Facility Financing Statements) which name any Originator or the Seller (under their present names and any previous names) as debtor and which are filed in the jurisdictions in which the Facility Financing Statements were filed, together with copies of such financing statements (none of which, other than the Facility Financing Statements, shall cover any Receivables or Contracts) except to the extent permitted under the Intercreditor Agreement;

                  (g) Executed copies of Lock-Box Agreements with each of the Lock-Box Banks and an executed copy of the Collection Account Agreement with the Collection Account Bank;

                  (h) An opinion of Shutts & Bowen, counsel to the Originators and the Seller, issued in connection with the Originator Sale Agreement and relating to the issues of substantive consolidation and true sale of the Receivables and the related property, in form and substance satisfactory to the Deal Agent;

                  (i) An opinion of Shutts & Bowen, counsel to the Seller, issued in connection with this Agreement and relating to corporate issues, perfection and priority of security interests, in substantially the form of Exhibit D, and as to such other matters as the Deal Agent may reasonably request, together with a similar opinion of Shutts & Bowen, counsel to the Originators, issued in connection with the Originator Sale Agreement; and

                  (j) Original copies of the Originator Sale Agreement and all documents described in Section 3.01 of the Originator Sale Agreement and not otherwise described above.

                  (k) A copy of the Fee Letter duly executed by the Seller, the Purchaser and the Deal Agent;

                  (l) A fully and correctly completed Weekly Settlement Report, as of the close of business of the Servicer on the next preceding Business Day, and a fully and correctly completed Asset Report, as of the last day of the most recently concluded Collection Period.

                  (m) The Intercreditor Agreement executed by all parties thereto.

                                                                    SCHEDULE II


                   DESCRIPTION OF CREDIT AND COLLECTION POLICY


                                    Attached.

                                                                   SCHEDULE III


                      LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS



Lock-Box Bank:
--------------

LaSalle National Bank
135 South LaSalle Street
Chicago, Illinois 60603

Title of Account                              Account No.    Lock-box No.
----------------                              ----------     -----------

OutSource International, Inc.                 5800103110         3718
Capital Staffing Fund, Inc.                   5800103128         3699

                                                                    SCHEDULE IV


           TRADENAMES, FICTITIOUS NAMES AND "DOING BUSINESS AS" NAMES


OutSource International, Inc.:
----------------------------

         None

OutSource Franchising, Inc.:
---------------------------

         None

Capital Staffing Fund, Inc.:
---------------------------

         None

Synadyne I, Inc.:
-----------------

         Synadyne

Synadyne II, Inc.:
-----------------

         Synadyne

Synadyne III, Inc.:
-------------------

         Labor World
         Payroll Partners
         Synadyne

Synadyne IV, Inc.:
------------------

         Synadyne

Synadyne V, Inc.:
-----------------

         Synadyne

OutSource International of America, Inc.:
-----------------------------------------

         Labor Quick
         Labor World
         Office Network
         Office Ours
         Senior Achievement
         Tandem

                                                                     SCHEDULE V


                     LIST OF FRANCHISEES AS OF CLOSING DATE


[List of Franchisees]

                                                                      EXHIBIT A


                                FORM OF CONTRACTS


                                    Attached.
                                    ---------

                                                                      EXHIBIT B


                           FORM OF LOCK-BOX AGREEMENT




                                                 ____________, 19__



[Name and Address of
  Lock-Box Bank]


                  Re:      OutSource International, Inc.
                           Lock-Box Account No. [___________]
                           (the "Lock-Box Account")

Ladies and Gentlemen:

                  The undersigned, OutSource International, Inc. ("OutSource International") hereby notifies you that we have transferred exclusive ownership and control of the above-referenced Lock-Box Account to OutSource Funding Corporation, a Delaware corporation, and that OutSource Funding Corporation (the "Seller"), in connection with certain purchase and financing arrangements between the Seller and EagleFunding Capital Corporation (the "Purchaser"), hereby transfers exclusive ownership and control of the above-referenced Lock-Box Account to BancBoston Securities Inc., acting in its capacity as deal agent (the "Deal Agent") for itself and for the Purchaser under that certain Receivables Purchase Agreement dated as of July 27, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement") by and among the Seller, the Purchaser, the Deal Agent and OutSource International, as servicer thereunder (in such capacity, the "Servicer").

                  In connection with the foregoing, OutSource International, the Seller and the Deal Agent each hereby instructs you, beginning on the date hereof and in accordance with your existing procedures for management of the Lock-Box Account, (i) to change the name of the Lock-Box Account to BancBoston Securities Inc., as Deal Agent for OutSource Funding Securitization, (ii) to collect and deposit into the Lock-Box Account all monies, checks, instruments and other items of payment received in the related lock-box (the "Lock-Box") and
(iii) to transfer to the Deal Agent an amount equal to all monies, checks, instruments and other items of payment deposited in the Lock-Box Account on a daily basis. All such transfers shall be made on a daily basis by depository transfer check (DTC), automated clearing house (ACH) transfer, or wire or otherwise, as the Deal Agent may direct you in its sole discretion, to the following account (the "Collection Account"):

                     BankBoston, N.A.
                     Account No: 56391332
                     Reference:  BancBoston Securities Inc. Collection Account,
                                 as Deal Agent for  Securitization

or to such other account as the Deal Agent may instruct from time to time.

                  You are hereby further instructed, unless and until the Deal Agent notifies you of the occurrence of a "Servicer Termination Event" under and as defined in the Receivables Purchase Agreement, (i) to make transfers to the Collection Account at such times and in such manner as OutSource International, Inc., in its capacity as servicer (the "Servicer") for the Seller, shall from time to time instruct; provided, however, that in no case shall OutSource International, the Servicer or the Seller be allowed to withdraw funds from the Lock-Box Account or have access to the Lock-Box, and (ii) to permit the Servicer to obtain upon request any information relating to the Lock-Box Account or Lock-Box, including, without limitation, any information regarding the balance or activity of the Lock-Box Account or Lock-Box.

                  The Seller and OutSource International also each hereby notifies you that the Deal Agent shall be irrevocably entitled to exercise any and all rights (if any) of OutSource International and the Seller in respect of or in connection with the Lock-Box Account, including, without limitation, the right to specify when payments are to be made out of or in connection with the Lock-Box Account. All monies in the Lock-Box Account will be held for and in trust for the Deal Agent upon deposit therein and neither OutSource International nor the Seller will have any control over the Lock-Box Account or the funds on deposit therein. Without limiting the generality of the foregoing, neither OutSource International nor the Seller shall have any right to draw against the Lock-Box Account, direct the transfer of funds therein or otherwise assign, pledge or have access to the Lock-Box Account or the funds on deposit therein.

                  You will have no duty to inquire into the source or use of any monies, checks, drafts, instruments or other items or amounts deposited into the Lock-Box Account. The Seller and OutSource International each hereby agrees that any deposits of monies, checks, drafts, instruments or other items into or withdrawals from the Lock-Box Account now or hereafter directed by the Deal Agent or the Servicer on behalf of the Deal Agent are authorized by the Seller and OutSource International, and each of OutSource International and the Seller acknowledges that it has no right to direct such transfers at any time. You shall be fully protected in acting on any instruction of the Deal Agent with respect to the Lock-Box Account without making any inquiry as to the Deal Agent's authority to give such instruction.

                  Notwithstanding anything herein or elsewhere to the contrary, you hereby waive any and all rights to bankers liens and rights to deduct from or set-off against amounts in the Lock-Box Account, except that: (i) in the event that any checks deposited in the Lock-Box Account are returned unpaid to you, the amount thereof shall be charged to the Lock-Box Account, and (ii) any monthly maintenance fees in connection with the Lock-Box Account may also be charged to the Lock-Box Account. The Seller hereby agrees that if there are insufficient funds in the Lock-Box Account to cover any such charges to the Lock-Box Account, then it will pay to you the amount of such deficiency on demand. In the event the Seller fails to reimburse you as set forth above, you may so notify the Deal Agent, and the Deal Agent may, but shall have no obligation to, pay the same.

                  The use of any such checks or electronic or other means of funds transfer, together with the resolutions authorizing the same, are intended to affirm the rights and the interests of the Deal Agent in the Lock-Box Account and all funds deposited therein and not to derogate therefrom.

                  The taxpayer identification number associated with the Lock-Box Account shall be that of the Seller and the Seller will report for federal, state and local income tax purposes the income, if any, earned on funds in the Lock-Box Account.

                  This letter agreement may not be terminated at any time by OutSource International or the Seller, but may be terminated by either you or the Deal Agent upon 30 days' prior written notice to the other and to the undersigned.

                  You will not assign or transfer your rights or obligations hereunder (other than to the Deal Agent) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this letter agreement shall inure to the benefit of and be binding upon all parties hereto and their respective successors and assigns.

                  Any change, amendment, modification or waiver of this letter agreement or any provision hereof will not be effective unless such change, amendment, modification or waiver is in writing and signed by all parties hereto.

                  All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be effective if communicated in writing and personally delivered or sent by registered, certified, express or regular mail, postage prepaid, return receipt requested, or by telex, telecopy (receipt promptly confirmed by telephone) or prepaid telegram (with messenger delivery specified in the case of a telegram) or by telephone (promptly confirmed in writing) and shall be deemed to be given for purposes of this letter agreement on the day that such communication is delivered to the intended recipient thereof in accordance with the provisions of this paragraph. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this paragraph, notices, demands, instructions and other communications shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, telecopy or telephone numbers) indicated below, or at such other address as any party hereto may notify to the other parties in accordance with the provisions of this paragraph.

         All bank statements on the Lock-Box Account should be sent to the Seller at:

                           Corporation
                           1144 E. Newport Center Drive
                           Suite 2A
                           Deerfield Beach, Florida 33442
                           Attn:  Scott Francis

         With a copy to the Deal Agent at:

                           BancBoston Securities Inc.
                           100 Federal Street
                           Boston,  MA  02110
                           Attn:  Adam Cohen

                  Each of OutSource International and the Seller consents and agrees to the foregoing, authorizes you to enter into this letter agreement, and agrees to indemnify and hold you harmless from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses and liabilities of every nature and character arising out of your compliance with the terms of this letter agreement, except such as result from your gross negligence or willful misconduct, and in no event shall you be liable for any consequential, indirect or special damages and except that losses for uncollected checks shall be the responsibility of the Seller to the extent not set-off against other funds in the Lock-Box Account.

                  You and each of the parties hereto (other than the Seller) hereby agree (which agreement shall, pursuant to the terms of this letter agreement, be binding upon its successors and assigns) that you and each of the parties hereto shall not institute against, or join any other Person in instituting against the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the payment in full of all of the indebtedness of the Seller and the termination of any of the commitments under each of the "Facility Documents", as such term is defined under the Receivables Purchase Agreement. The provisions of this paragraph shall survive the termination of this letter agreement.

                  This letter agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts and applicable federal law.

                  This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

                  This letter agreement constitutes the entire agreement between the parties hereto relating to the Lock-Box Account and the other matters herein described and supersedes any and all prior agreements relating to such matters.

                  [Remainder of Page Intentionally Left Blank]

                  Please agree to the terms of, and acknowledge receipt of, this notice by signing in the space provided below.

                                         Very truly yours,

                                         OUTSOURCE INTERNATIONAL, INC.

                                         By:________________________________
                                            Name:
                                            Title:

                                         1144 E. Newport Center Drive
                                         Deerfield Beach, Florida 33442
                                         Attn:   Scott Francis
                                         Telephone:  (954) 418-6573
                                         Telecopy:  (954) 418-3365


                                         CORPORATION


                                         By:________________________________
                                         Name:
                                         Title:

                                         1144 E. Newport Center Drive
                                         Deerfield Beach, Florida 33442
                                         Attn:   Scott Francis
                                         Telephone:  (954) 418-6573
                                         Telecopy:  (954) 418-3365


                                         BANCBOSTON SECURITIES INC.,
                                         as Deal Agent

                                         By:________________________________
                                            Name:
                                            Title:

                                         100 Federal Street
                                         Boston,  MA  02110
                                         Attn:  Adam Cohen
                                         Telephone:  (617) 434-4301
                                         Telecopy:  (617) 434-1533

Accepted this __th day
of ___________, 19__

[NAME OF BANK]


By:________________________________
    Name:
    Title:

[Address]
Attn:  [______________]
Telephone:  [(___) ________]
Telecopy:   [(___) ________]

                                                                      EXHIBIT C


                              FORM OF ASSET REPORT


                                    Attached.
                                    ---------

                                                                      EXHIBIT D


                    FORM OF OPINION OF COUNSEL FOR THE SELLER



                                                      [Date of Initial Purchase]


To:      EagleFunding Capital Corporation,
         as the Purchaser under the
         Purchase Agreement (as defined below).

         BancBoston Securities Inc., as Deal Agent under said
         Purchase Agreement.

         [Moody's]

         [S&P]

         [DCR]

                  Re:  OutSource Funding Corporation
                       -----------------------------

Ladies and Gentlemen:

                  This opinion is furnished to you pursuant to Section 3.01 of the Receivables Purchase Agreement dated as of July 27, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"), by and among OutSource Funding Corporation, as seller (the "Seller"), EagleFunding Capital Corporation, as purchaser (the "Purchaser"), BancBoston Securities, Inc., acting in its capacity as deal agent (the "Deal Agent") for itself and for the Purchaser, and OutSource International, Inc., as servicer thereunder. Terms defined in the Purchase Agreement are used herein as therein defined.

                  We have acted as counsel for the Seller in connection with the preparation, execution and delivery of, and the initial purchase of Purchased Interests made under, the Purchase Agreement.

                  In that connection we have examined:

                  (1)  The Purchase Agreement.

                  (2) The documents furnished by the Seller pursuant to Section
         3.01 of the Purchase Agreement, and each of the other Facility
         Documents.

                  (3) The Certificate of Incorporation of the Seller and all amendments thereto (the "Charter").

                  (4) The by-laws of the Seller and all amendments thereto (the "By-Laws").

                  (5) Certificates from the Secretary of State of Delaware, dated ________, 19__, the Secretary of State of [the state in which the Seller's chief executive office is located], dated ________, 19__, the Secretary of State of ________, dated ________, 19__, and the Secretary of State of ________, dated ________, 19__, each attesting to the continued corporate existence and good standing of the Seller in such States.1

                  (6) Acknowledgment cop[y][ies] of [appropriate number] financing statement[s] (the "Financing Statement[s]") under the Uniform Commercial Code (the "UCC") as in effect in the State of [the state in which the Seller's chief executive office is located], naming the Seller as debtor and the Deal Agent as secured party, which Financing Statements have been filed in the filing offices listed in Schedule I hereto located in the respective states listed in Schedule I hereto.

                  (7) Certificates from [name of search report service] as to copies of financing statements on file with the filing offices listed in Schedule I hereto located in the respective states listed in
         Schedule I hereto.

We have also examined the originals, or copies certified to our satisfaction, of the documents listed in a certificate of the chief financial officer of the Seller, dated the date hereof (the "Seller's Certificate"), certifying that the documents listed in such Certificate are all of the indentures, loan or credit agreements, security agreements, bonds and notes (except bonds and notes issued pursuant to the aforesaid indentures and loan or credit agreements), which affect or purport to affect the Seller's ability to sell or otherwise dispose of Receivables or the Seller's obligations under the Purchase Agreement. In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Seller, certificates of public officials and of officers of the Seller, and agreements, instruments and documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Seller or its officers or of public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the Purchase Agreement by the Purchaser and the Deal Agent. In our examination of the certificates referred to in (7) above, we have assumed that all financing statements, other than the Financing Statements, in which the Seller is named as debtor have been properly filed and indexed in the appropriate filing offices in the states listed on Schedule I hereto, that such certificates are accurate and complete, and that you have no knowledge of the contents of any other financing statement.


--------
1 Enumerated jurisdictions should include the State of New Jersey and any other State that has enacted legislation comparable to the New Jersey Corporation Business Activities Reporting Act, or compliance with the relevant statute should be otherwise confirmed.

                  Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that:

                  1. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

                  2. The execution, delivery and performance by the Seller of the Purchase Agreement, each of the Facility Documents to which it is a party, and all other instruments and documents to be delivered by the Seller thereunder, and the transactions contemplated thereunder, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, and (a) do not contravene (i) the Charter or the By-Laws or (ii) any law, rule or regulation applicable to the Seller or (iii) any contractual or legal restriction contained in any document listed in the Seller's Certificate or, to the best of our knowledge, contained in any other similar document, and (b) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Seller's properties, and (c) do not require compliance with any bulk sales act or similar law. Each of the Facility Documents to which the Seller is a party has been duly executed and delivered on behalf of the Seller.

                  3. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Purchase Agreement or any other document or instrument to be delivered under the Purchase Agreement or for the perfection of or the exercise by the Deal Agent or the Purchaser of its respective rights and remedies under the Purchase Agreement, except for the filings referred to in paragraph 6 below and as otherwise stated in such paragraph 6.

                  4. The Purchase Agreement and the other Facility Documents to which the Seller is a party constitute the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

                  5. To the best of our knowledge there is no pending or threatened action, suit or proceeding, or any order, writ, judgment, award, injunction or decree, against or affecting the Seller or any of its subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Seller or the Seller and its consolidated subsidiaries taken as a whole or materially adversely affect the ability of the Seller to perform its obligations under the Facility Documents. Neither the Seller nor any subsidiary is in default with respect to any order of any court, arbitrator or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the Seller or to the business or operations of the Seller or any subsidiary.

                  6. [Insert opinion as to the perfection and priority of the Purchaser's interest in each Purchased Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto, such opinion to be negotiated for this transaction, taking into account the circumstances of the transaction, the nature of the Purchased Receivables and Related Security and applicable law.]

                  7. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  The opinions set forth above are subject to the following qualifications:

                  (a) The enforceability of the Seller's obligations under the Facility Documents is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

                  (b) The enforceability of the Seller's obligations under the Facility Documents is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  We do not purport to be experts on, or to express any opinion herein concerning, any law other than the general corporation law of the State of Delaware, law of the States of New York and [the state in which the Seller's chief executive office is located] and the federal law of the United States.

                  Copies of this opinion letter may be delivered to the Purchaser, any financial institution providing liquidity support or credit enhancement in connection with the transactions contemplated by the Purchase Agreement, any financial institution acting as agent in connection with any such liquidity support or credit enhancement facility or any successor or assign of the foregoing, and each such Person shall be entitled to rely upon the opinions set forth herein.

                                                              Very truly yours,

                                                                      EXHIBIT E


                      SELLER'S CERTIFICATE OF INCORPORATION


                                    Attached.
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

                                                                      EXHIBIT F


                           FORM OF FRANCHISE AGREEMENT


                                    Attached.
                                    ---------